UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Crawford & Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 28, 2008

Dear Shareholder:

You are cordially invited to attend the Company’s 2008 Annual Meeting of Shareholders which will be held on Tuesday, May 6, 2008, beginning at 2:00 p.m. at the Company’s headquarters, 1001 Summit Boulevard, N.E., Atlanta, Georgia, 30319.

The official Notice of Annual Meeting of Shareholders, Proxy Statement and form of Proxy are included with this letter and contain information about the meeting and the various matters on which you are being asked to vote.

As is our custom, a brief report will be made at this meeting on the Company’s 2007 activities and the outlook for 2008. We hope you will be able to attend the meeting. Whether or not you plan to attend, it is important that you sign and return your Proxy promptly, as your vote is important to the Company.

On behalf of our Board of Directors, officers, and employees, we wish to thank you for your continued interest in and support of Crawford & Company.

Sincerely,

Jeffrey T. Bowman
President and Chief Executive Officer

CRAWFORD & COMPANY

P.O. Box 5047

Atlanta, Georgia 30302

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 6, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Crawford & Company (the “Company”) will be held in the Home Office Building of the Company, 1001 Summit Boulevard, N.E., Atlanta, Georgia, 30319, on Tuesday, May 6, 2008, at 2:00 p.m. local time, for the following purposes:

1. To elect ten (10) Directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

2. To consider and vote on a Company proposal adopting the Crawford & Company Executive Stock Bonus Plan as Amended and Restated March 1, 2008;

3. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the 2008 fiscal year; and

4. To transact any and all other such business as may properly come before the meeting or any adjournment or postponement thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement dated March 28, 2008. Only shareholders of record of Class B Common Stock of the Company as of the close of business on March 6, 2008 will be entitled to vote at the meeting and any adjournment or postponement thereof.

By Order of The Board of Directors,

Allen W. Nelson,
Secretary

Atlanta, Georgia

March 28, 2008

It is important that your shares of Class B Common Stock be represented at the Meeting whether or not you are personally able to be present. Accordingly, if you do not plan to attend the Meeting, please complete and sign the enclosed Proxy and return it in the accompanying postage prepaid envelope.

This Proxy is solicited by the Board of Directors. Proxies are not being solicited with respect to the shares of Class A Common Stock of the Company.

CRAWFORD & COMPANY

P.O. Box 5047

Atlanta, Georgia 30302

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To be Held on May 6, 2008

The Annual Meeting of Shareholders, and any adjournment or postponement thereof, will be held in the worldwide corporate headquarters of the Company, located at 1001 Summit Boulevard, N.E., Atlanta, Georgia, on Tuesday, May 6, 2008 at 2:00 p.m., local time. We first mailed this Proxy Statement and the form of Proxy to shareholders on or about March 28, 2008. Our Annual Report for the fiscal year ended December 31, 2007 is also enclosed.

Why am I receiving this Proxy Statement and Proxy?

You are receiving this Proxy Statement and the accompanying Proxy Card, or “Proxy,” from us because you own shares of our common stock. Only shareholders of Class B Common Stock of the Company are entitled to vote. The Proxy Statement describes the proposals on which we would like you to vote. It also gives you information so that you can make an informed voting decision.

When you sign the Proxy, you appoint J. T. Bowman, W. B. Swain and A. W. Nelson as your representatives at the Annual Meeting. Messrs. Bowman, Swain and Nelson will vote your shares at the Annual Meeting as you have instructed them on the proxy card, or “Proxy.” This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your Proxy, vote by telephone or vote over the Internet in advance of the Annual Meeting just in case your plans change.

If an issue comes up for vote at the Annual Meeting that is not on the Proxy, Messrs. Bowman, Swain and Nelson will vote your shares, under your proxy, at their discretion.

What is the record date?

Only shareholders of record of our Class B Common Stock as of the close of business on March 6, 2008, which we refer to as the “Record Date” will be entitled to vote at the Annual Meeting.

How many shares of Class B Common Stock are outstanding?

As of the Record Date, we had outstanding 24,697,172 shares of Class B Common Stock, each share being entitled to one vote.

I own shares of Class A Common Stock. Why did I receive this Proxy Statement?

For information only, this Proxy Statement is being mailed to shareholders of our Class A Common Stock as of the Record Date. Shares of Class A Common Stock are not entitled to vote at the Annual Meeting of Shareholders. Accordingly, no Proxy is being requested and no Proxy should be sent with respect to such shares.

How many votes do you need to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, we must have a quorum, which means that a majority of the issued and outstanding shares of Class B Common Stock as of the Record Date must be present at the Annual Meeting. Your vote will be counted as present for purposes of determining the presence of a quorum if you:

•	vote over the Internet or by telephone,

•	properly submit a Proxy (even if you do not provide voting instructions), or

•	attend the Annual Meeting and vote in person.

On what items am I voting?

You are being asked to vote on three items:

•	the election of ten (10) directors;

•	to consider and vote on the adoption of the Crawford & Company Executive Stock Bonus Plan as Amended and Restated March 1, 2008; and

•	the ratification of Ernst & Young LLP as our independent auditors for the 2008 fiscal year.

How may I vote for the nominees for director, and how many votes are needed to elect directors?

With respect to the election of directors, you may:

•	vote FOR all nominees;

•	WITHHOLD AUTHORITY to vote for one or more of the nominees and vote FOR the remaining nominees; or

•	WITHHOLD AUTHORITY to vote for all ten nominees.

Each share of Class B Common Stock is entitled to cast an affirmative vote for up to ten (10) Director nominees. Cumulative voting is not permitted. The ten nominees for Director who receive the highest number of votes cast, in person or by Proxy, at the Annual Meeting will be elected Directors. Votes withheld, abstentions, and broker non-votes, will have no effect on the outcome of the election of Directors.

How may I vote for the Crawford & Company Executive Stock Bonus Plan, and how many votes are needed to approve the Crawford & Company Executive Stock Bonus Plan?

With respect to the proposal to consider and vote on the adoption of the Crawford & Company Executive Stock Bonus Plan as Amended and Restated March 1, 2008, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

The vote required under Georgia law for the proposal to approve the Crawford & Company Executive Stock Bonus Plan as Amended and Restated March 1, 2008 is a majority of the shares of Class B Common Stock present in person or represented by Proxy. For this purpose, abstentions are neither counted as votes cast for or against this proposal. In addition, to satisfy the New York Stock Exchange, or “NYSE,” listing standards, the proposal must also receive the affirmative vote of a majority of the votes cast on this proposal provided that the total number of votes cast on this matter represents greater than 50% of the Company’s outstanding shares entitled to vote. For purposes of the NYSE listing standards, abstentions are counted as votes cast on this proposal and, as a result have the same effect as a vote against the proposal.

How may I vote for the ratification of the appointment of our independent auditors, and how many votes are needed to ratify the appointment of our independent auditors for the year 2008?

With respect to the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors for the 2008 fiscal year, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

The vote required under Georgia law for the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the year 2008 is a majority of the shares of Class B Common Stock present in person or represented by Proxy.

How do I vote?

You may attend the Annual Meeting and vote your shares in person, or you may choose to submit your proxies by any of the following methods:

•

Voting by Mail.    If you choose to vote by mail, simply complete the enclosed Proxy, date and sign it, and return it in the postage-paid envelope provided. Your shares will be voted in accordance with the instructions on your Proxy unless it is revoked.

•

Voting by Telephone.    You may vote your shares by telephone by calling the toll-free telephone number provided on the Proxy. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the Proxy. The procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your Proxy.

•

Voting by Internet.    You also may vote your shares through the Internet by signing on to the website identified on the Proxy and following the procedures described in the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the Proxy. The procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by Internet, you should not return your Proxy.

What if I return my Proxy but do not provide voting instructions?

If you sign your Proxy and return it without marking any voting instructions, your shares will be voted FOR the election of all Director nominees, FOR the adoption of the Crawford & Company Executive Stock Bonus Plan as Amended and Restated March 1, 2008, and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for 2008 and in the discretion of the persons named as proxies on all other matters that may come before the Annual Meeting or any adjournment or postponement thereof.

Are voting procedures different if I hold my shares in the name of a broker, bank or other nominee?

If you are a shareholder whose shares are held in “street name”, (i.e., in the name of a broker, bank or other record holder), you must either direct the record holder of your shares how to vote your shares or obtain a Proxy, executed in your favor, from the record holder to be able to vote at the Annual Meeting.

We encourage shareholders who hold shares in street name to provide instruction to that record holder by voting their Proxy. Providing voting instructions ensures that shares will be voted at the meeting. If shares are held through a brokerage account, the brokerage firm under certain circumstances, may vote the shares without instructions. On certain “routine” matters, such as the election of directors, brokerage firms have authority under NYSE rules to vote their customers’ shares if the customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter. The proposal relating to the election of directors and the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors for the year 2008 are routine matters.

On “non-routine” matters, if the brokerage firm has not received voting instructions from the shareholder, the brokerage firm cannot vote the shares on that proposal, which is considered a “broker non-vote.” Broker non-votes will be counted for purposes of establishing a quorum to conduct business at the meeting but not for determining the number of shares voted for or against the non-routine matter. The proposal to approve the adoption of the Crawford & Company Executive Stock Bonus Plan as Amended and Restated March 1, 2008 is a non-routine matter.

What if I change my mind after I return my proxy card?

Any shareholder giving a Proxy has the power to revoke it at any time before it is voted by the execution of another Proxy bearing a later date or by written notification to the Secretary of the Company. Shareholders who are present at the Annual Meeting may revoke their Proxy and vote in person if they so desire.

How can I obtain a copy of the 2007 Annual Report and the 2007 Annual Report on Form 10-K?

Our annual report to the Shareholders for the fiscal year ended December 31, 2007 is enclosed herewith. The annual report forms no part of the material for the solicitation of proxies. Our Annual Report on Form 10-K for 2007, filed with the Securities and Exchange Commission, or “SEC,” and our annual report to the Shareholders are available free of charge upon written request to the Secretary, Crawford & Company, P. O. Box 5047, Atlanta, Georgia 30302 and on the Company’s web site www.crawfordandcompany.com.

Who is paying for the expenses of this solicitation?

The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally, or by telephone, electronic mail or by mail by one or more of our employees. We may also reimburse brokers, banks, nominees or other fiduciaries for the reasonable clerical expenses of forwarding the proxy material to their principals, the beneficial owners of the Company’s Class A or Class B Common Stock.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees and Voting

Our Board of Directors has fixed the number of Directors constituting the full Board at ten and has nominated the ten persons listed below as Directors, to hold office until the next Annual Meeting and until their successors are elected and qualified. Each nominee, except Jeffrey T. Bowman, was elected by the shareholders at the last Annual Meeting on May 3, 2007. Mr. Bowman, the President and Chief Executive Officer of the Company, is a member of the present Board of Directors and was appointed as a member of the Board on February 5, 2008. Mr. Bowman was recommended to the Board by Thomas W. Crawford, Chairman of the Board and previously the Company’s President and Chief Executive Officer. If, at the time of the Annual Meeting, any of the nominees should be unable to serve, the persons named in the Proxy will vote for substitute nominees selected by the Board of Directors. We have no reason to believe that any of the nominees will not be available for election as a Director.

Nominee Information

The following table gives certain information as to each person nominated by our Board of Directors for election as a Director:

Name	Age	Principal Occupation And Directorships	Director Since
J. Hicks Lanier	67	Chairman of the Board and Chief Executive Officer of Oxford Industries, Inc., a manufacturer of apparel products; Director of Genuine Parts Company, and SunTrust Banks, Inc.	1976
Jesse C. Crawford	59	President of Crawford Communications, Inc., a full-service provider of teleproduction services including audio/video production and post production, multimedia title design, satellite services, animation, and special effects.	1986
Larry L. Prince	69	Chairman of the Executive Committee of the Board of Directors of Genuine Parts Company, a service organization engaged in automotive and industrial parts and office products distribution; Director of Equifax, Inc. and SunTrust Banks, Inc.	1987
E. Jenner Wood, III	56	Chairman of the Board, President and Chief Executive Officer of SunTrust Bank, Central Group; Director of Oxford Industries, Inc., and Georgia Power Company.	1997
Clarence H. Ridley	65	Chairman of the Board of Haverty Furniture Companies, Inc. a furniture retailer, Director of STI Classic Funds and Variable Trust.	2004
Robert T. Johnson	72	Retired Partner of Arthur Andersen LLP	2004
James D. Edwards	64	Retired Partner of Arthur Andersen LLP, Director of IMS Health Incorporated, Cousins Properties, Inc., Transcend Services, Inc., and Huron Consulting Group, Inc.	2005
Thomas W. Crawford	65	Chairman of the Board of the Company; Director of Duck Creek Technologies, Inc.	2005
P. George Benson	61	President of the College of Charleston, Director of Nutrition 21, Inc., and AGCO, Inc.	2005
Jeffrey T. Bowman	54	President and Chief Executive Officer of the Company.	2008

Mr. Prince retired as Chairman of the Board of Genuine Parts Company on March 31, 2005, a position he had held since 1990. He was also Chief Executive Officer of Genuine Parts Company from 1990 until August 2004. Mr. Johnson retired as a partner of Arthur Andersen LLP in 1993. Mr. Edwards retired in April 2002 as managing partner-global markets of Arthur Andersen LLP, a position he had held since 1998. Mr. T.W. Crawford was appointed Chairman of the Board effective January 1, 2008 and prior to that and from September 1, 2004 was President and Chief Executive Officer of the Company. From June 1998 until his retirement in January 2003, he was President of the Retail Distribution division of Prudential Financial, Inc., and from May 2004 until September 2004, he was Chairman of The Bodie Group, Inc., a business consulting firm. Dr. Benson was appointed to his present position February of 2007. From June 1998 until January 2007 he was Dean of the Terry College of Business at the University of Georgia. Mr. Bowman was appointed President and Chief Executive Officer of the Company effective January 1, 2008. Prior to that and from January 1, 2006 he was Chief Operating Officer – Global Property & Casualty of the Company in charge of the U.S. Property & Casualty and International Operations segments. From April 1, 2001 to December 31, 2005, he was President of Crawford & Company International, Inc. managing the Company’s international operations. The principal occupation or employment of each of the other nominees during the past five years has been indicated in the above table. There are no family relationships among the director nominees.

Shareholder Vote

Each share of Class B Common Stock may:

•	vote FOR the election of the 10 nominees for director;

•	WITHHOLD AUTHORITY to vote for one or more of the nominees and vote FOR the remaining nominees; or

•	WITHHOLD AUTHORITY to vote for the 10 nominees.

The 10 nominees receiving the highest number of affirmative votes will be elected as directors. This number is called a plurality. Cumulative voting is not permitted. Votes withheld, or abstentions, and broker non-votes, will have no effect on the outcome of the election of directors.

The Board of Directors unanimously recommends a vote FOR its nominees for Directors.

CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines provide that a majority of our directors will be independent directors under the NYSE corporate governance listing standards, as in effect from time to time. In addition, our Corporate Governance Guidelines include categorical independence standards to assist the Board in determining director independence that meet the NYSE listing standards. The portion of our Corporate Governance Guidelines addressing director independence is attached to this proxy statement as Appendix B. The full text of the Corporate Governance Guidelines can be found on our website at www.crawfordandcompany.com by clicking on the Corporate Governance tab.

As required by the Corporate Governance Guidelines, the Board of Directors reviewed and analyzed the independence of each director and director nominee. The purpose of the review was to determine whether any particular relationships or transactions involving directors or their affiliates or immediate family members were inconsistent with a determination that the director is independent for purposes of serving on the Board and its committees. During this review, the Board examined whether there were any transactions and/or relationships between directors or their affiliates or immediate family members and the Company and the substance of any such transactions or relationships.

As a result of this review, the Board has determined, pursuant to the listing standards of the NYSE, that all Directors standing for election are independent for purposes of serving on the Board of Directors, except Mr. T.W. Crawford and Mr. Bowman. In addition, all of the members of the Audit Committee and the Nominating/Corporate Governance/Compensation Committee are independent. The companies with which Mr. Prince and Mr. Wood are affiliated, Genuine Parts Company and SunTrust Banks, Inc., respectively, are customers of the Company and the Company is a customer of SunTrust Banks, Inc. The Board has determined that the payments to the Company or from the Company with respect to Genuine Parts Company and SunTrust Banks, Inc., as a percentage of either entities’ consolidated gross revenue are immaterial as affecting each director’s independence. In addition, SunTrust Banks, Inc. is a lender to the Company. The Board has determined that these loans do not affect the independence of Mr. Wood, since the annual repayments and interest payments on the loans by the Company, and the outstanding total loan balance itself, are not material when compared to the consolidated gross annual revenues of SunTrust Banks, Inc.

Standing Committees and Attendance at Board and Committee Meetings

The Board of Directors has three standing committees. Mr. Bowman was elected as a Director by the Board of Directors on February 5, 2008 and is not currently a member of a Committee. Mr. Bowman is expected to become a member of the Executive Committee.

The Executive Committee.    The Executive Committee consists of Mr. J.C. Crawford as Chairman, and Messrs. Prince, T.W. Crawford and Wood as members. The Executive Committee may exercise all the authority of the Board of Directors between its meetings with respect to all matters not specifically reserved by law to the Board of Directors. The Executive Committee held five meetings during 2007.

The Audit Committee.    The Audit Committee consists of Mr. Edwards as Chairman, and Messrs. Lanier, Johnson and Prince as members. Mr. Johnson was Chairman of the Audit Committee from April 27, 2004 until May 3, 2007 when Mr. Edwards became Chairman. Mr. Edwards, Mr. Johnson, Mr. Lanier and Mr. Prince are independent under the NYSE listing standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, and Mr. Edwards and Mr. Johnson are Audit Committee Financial Experts as defined by Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934. The Audit Committee appoints or discharges our independent auditors, reviews with the independent auditors the audit plan and results of the audit engagement, reviews the scope and results of our internal auditing procedures and the adequacy of our accounting controls, approves professional services provided by the independent auditors, reviews the independence of the independent auditors, and approves the independent auditor’s audit and non-audit fees. The Audit Committee also reviews and approves related party transactions, in accordance with the Company’s Related Party Transactions Policy. The Company’s Related Party Transactions Policy is designed to eliminate conflicts of interest and improper valuation issues, and applies to the Company’s directors, senior officers, shareholders holding 5% or more of the Company’s stock and family members or controlled affiliates of such persons. The Audit Committee has adopted a written charter, approved by our Board of Directors. The Audit Committee held five meetings during 2007.

The Nominating/Corporate Governance/Compensation Committee.    The Nominating/Corporate Governance/ Compensation Committee consists of Mr. Lanier as Chairman, and Messrs. Wood, Ridley and Benson as members. Mr. Edwards was a member of the Nominating/Corporate Governance/Compensation Committee from February 7, 2006 to May 3, 2007. The Nominating/Corporate Governance/Compensation Committee actively reviews and selects director nominees for the Board, advises and makes recommendations to the Board on all matters concerning corporate governance and directorship practices and formulates and approves salaries, grants of stock options, performance share units and restricted stock and other compensation to the Chief Executive Officer and, upon recommendation by the Chief Executive Officer, salaries, grants of stock options, performance share units and restricted stock and other compensation for all other officers of the Company. The Board of Directors has determined that all members of the Nominating/Corporate Governance/Compensation Committee are independent pursuant to the NYSE Listing Rules. The Nominating/Corporate Governance/Compensation Committee has adopted a written charter, approved by the Board of Directors. The Nominating/Corporate Governance/Compensation Committee identifies and evaluates nominees for director according to the guidelines stated in this written charter. The Nominating/Corporate Governance/Compensation Committee will consider director candidates recommended by shareholders. See “Communications with the Board, Board Attendance at Annual Meetings, Shareholder Nominees” below. This Committee held four meetings in 2007. For additional information about the Nominating/Corporate Governance/Compensation Committee’s processes and the role of executive officers and compensation consultants in determining compensation, see “Compensation Discussion and Analysis” below. During 2007:

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Nominating/Corporate Governance/ Compensation Committee;

•	no member of the Nominating/Corporate Governance/ Compensation Committee was an officer or employee of the Company or any of its subsidiaries;

•	no member of the Nominating/Corporate Governance/ Compensation Committee entered into any transaction with our Company in which the amount involved exceeded $120,000;

•

none of our executive officers served on the compensation committee of any entity where one of that entity’s executive officers served on our Nominating/Corporate Governance/ Compensation Committee; and

•	none of our executive officers served on the compensation committee of another entity where one of that entity’s executive officers served as a director on our Board.

Executive Sessions of Non-Management Directors

Non-management and independent directors meet regularly without management participation. During 2007 there were four such meetings. The Presiding Director for each of these meeting was Mr. J.C. Crawford.

Meetings of the Board of Directors

During 2007, the Board of Directors held five meetings. Each of the Company’s Directors attended at least seventy-five percent (75%) of the aggregate number of meetings of the Board of Directors and committees thereof of which such Director was a member.

Corporate Governance Guidelines, Charters and Code of Business Conduct

The Company’s Corporate Governance Guidelines, Committee Charters, and Code of Business Conduct are available on its website at www.crawfordandcompany.com and are available without charge in print to any shareholder who makes a request by writing to Corporate Secretary, Legal Department, Crawford & Company, 1001 Summit Boulevard, N.E., Atlanta, Georgia 30319.

Director Compensation

The following table provides compensation information for the one-year period ended December 31, 2007 for each non-executive member of our Board of Directors. During 2007 each director of the Company received a quarterly fee of $5,000 and $1,000 for each Board of Directors and Committee meeting attended. The Chairman of each Committee received an additional fee of $5,000 per quarter with the exception of the Chairman of the Audit Committee, who received $6,000 per quarter. Mr. Bowman was not a director during 2007.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash(1)	Stock Awards	Stock Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
J. Hicks Lanier	$56,000	—	$31,017	—	—	—	$87,017
Jesse C. Crawford	50,000	—	31,017	—	—	—	81,017
Larry L. Prince	35,000	—	31,017	—	—	—	66,017
E. Jenner Wood, III	26,000	—	31,017	—	—	—	57,017
Clarence H. Ridley	28,000	—	31,017	—	—	—	59,017
Robert T. Johnson	49,000	—	31,017	—	—	—	80,017
James D. Edwards	39,000	—	31,017	—	—	—	70,017
P. George Benson	29,000	—	31,017	—	—	—	60,017

(1)	See Summary Compensation Table for Disclosure related to Mr. T.W. Crawford.

(2)	Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-based Payment.” (“SFAS 123(R)”), excluding the normal reduction for estimated forfeiture. See Note 9 of the consolidated financial statements in the Company’s Annual Report for year ended December 31, 2007 regarding assumptions underlying valuation of equity awards. The full grant date fair value of the awards to each director, computed in accordance with SFAS 123(R), is $31,017. The awards were made pursuant to the terms of the 2007 Non-Employee Director Stock Option Plan. Each non-employee director elected at the 2007 Annual Meeting on May 3, 2007 received an option for 15,000 shares of the Company’s Class A Common Stock at a price of $6.51 per share, the fair market value of the Class A Common Stock on that date. The options are non-transferable; are exercisable at any time after grant; and lapse on the date the holder is no longer a Director, if that occurs on or before the fifth anniversary of the grant date, or otherwise on the tenth anniversary of the grant date. At fiscal year end December 31, 2007 the aggregate number of option awards outstanding for each non-executive director was as follows: Mr. Lanier 42,000; Mr. J.C. Crawford 36,000; Mr. Prince 42,000; Mr. Wood 42,000; Mr. Ridley 39,000; Mr. Johnson 36,000; Mr. Edwards 36,000; Mr. Benson 33,000.

Communications with our Board, Board Attendance at Annual Meetings, Shareholder Nominees

Individuals may communicate with our Board by sending a letter to Board of Directors, Crawford & Company, P. O. Box 1261, Tucker, Georgia 30085-1261. Your letter will be shared with all members of our Board and may, at the discretion of our Board, be shared with Company management, unless your letter requests otherwise. Communications that are specifically intended for non-management directors should be addressed to “Presiding Director,” Board of Directors, Crawford & Company at this same address.

The Company encourages all Directors to attend the Company’s Annual Meeting and schedules the Annual Meeting to accommodate all Directors. The Company also holds a full Board meeting the same day as the Annual Meeting to further encourage all Directors to attend the Annual Meeting. At the last Annual Meeting all then current Directors attended.

Any shareholder who is the continuous record owner of at least one percent (1%) of the common stock of the Company for at least one year prior to the submission of the candidate and who provides a written statement that he or she intends to continue ownership of the shares through the Annual Meeting of Shareholders may submit a nomination for director. The candidate must meet the qualifications stated in the Company’s By-laws and the submission must be made to the Nominating/Corporate Governance/Compensation Committee at P. O. Box 1261, Tucker, Georgia 30085, no more than 180 days and no less than 120 days prior to the anniversary date of this Proxy Statement. The Nominating/Corporate Governance/Compensation Committee will review all candidates submitted by Shareholders for consideration as nominees pursuant to its general practices and the guidelines stated in its charter before submitting any nominee to the full Board of Directors for consideration.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains our compensation philosophy, objectives, policies and practices with respect to our CEO, CFO and the other three most highly-compensated executive officers as determined in accordance with applicable SEC rules, which we collectively refer to as our “named executive officers.” The fundamental philosophy of the Nominating/Corporate Governance/Compensation Committee, which we refer to in this section as the “Compensation Committee,” is to ensure that our compensation programs will enable us to attract and retain key executives critical to our long-term success, through the establishment of a performance-oriented environment that rewards the achievement of strategic management goals, with the attendant enhancement of shareholder value. The Compensation Committee regularly reviews these compensation programs, and makes adjustments as appropriate to accomplish these objectives.

Role of the Compensation Committee

The role of the Compensation Committee, among other responsibilities, is (1) to annually review the Company’s goals and objectives relative to CEO and senior executive compensation, including as the

Compensation Committee deems appropriate, consideration of the Company’s performance and relative stockholder return, the value of compensation packages of comparable officers at comparable companies, the awards given to the officers in past years and such other factors as the Compensation Committee deems relevant, (2) to annually evaluate the components of the Company’s compensation program in view of those goals and objectives and set compensation levels for senior officers, (3) to annually evaluate the CEO’s and the other senior executives’ performance in light of the goals and objectives and approve compensation to be paid with respect to such performance, including certifying the degree of achievement of performance goals where called for under the terms of performance-based compensation programs, (4) to review and approve the adoption, terms and operation of the Company’s compensation plans for senior executives, including incentive compensation plans and equity-based plans, and (5) to grant bonuses, stock options, performance share units, restricted stock and other discretionary awards under the Company’s incentive compensation and equity-based plans. Our Compensation Committee also serves other functions within our Company including acting as our Nominating and Corporate Governance Committee.

Role of Executive Officers in Executive Compensation Matters

Our executive officers (particularly our CEO, CFO, Senior Vice President, Human Resources and our Executive Vice President – General Counsel, Corporate Secretary and Chief Administrative Officer) play an important role with respect to annual cash compensation including base salary and payments of annual incentive compensation. These senior officers make recommendations to our Compensation Committee with respect to performance goals under our incentive compensation plans and assess the performance of employees who are direct reports to such officers. Our Compensation Committee takes these recommendations into consideration when determining individual compensation. Our Compensation Committee approves ranges of cash compensation for our executive officers (other than our CEO) and allows our CEO to make the final determination with respect to such decisions within those ranges. Our senior officers described above (not including the CEO) attend Compensation Committee meetings as appropriate in order to provide recommendations and insight.

Compensation Consultants

The Compensation Committee’s Charter provides for the Compensation Committee to retain and terminate, as deemed necessary, any compensation consultant to be used to assist in the evaluation of director, CEO or executive compensation. The Compensation Committee has the sole authority to select such consultant and to approve the consultant’s fees and other retention terms. In 2007, with the Compensation Committee’s approval, management engaged Mercer Human Resource Consulting (“Mercer”) to review and advise on executive and general compensation matters. Mercer performed a comprehensive pay analysis of the Company’s key employees during 2007. That pay analysis focused on the elements of the Company’s compensation, as enumerated below, and is referred to in the following discussion as applicable.

For 2007, our Compensation Committee reviewed materials presented by Mercer that included data from a number of published compensation sources including Mercer proprietary sources. For benchmarking purposes, Mercer focused on financial services and insurance firms with (i) gross premiums in the $2 billion to $6 billion range or (ii) assets in the $4 billion to $9 billion range. The Compensation Committee was not provided with the names of the companies included in the surveys.

Our Compensation Committee determined with Mercer’s input that base salary compensation for our named executive officers generally meets or exceeds comparable market levels, but annual incentives and long-term incentives are below market levels. The Committee has taken action in 2008 to raise annual incentives and long-term incentives closer to market levels as described under “Annual Incentive Compensation” and “Long-term Incentive Compensation” below. Based on recent Company performance, the Committee elected to phase-in the increase in annual incentives and long-term incentives, and it is anticipated that both will remain below market levels for 2008.

Elements of Compensation

There are three key elements in the Company’s executive compensation program:

Pay Element	What the Element Rewards	Purpose of the Pay Element
Base Salary	Individual job performance and merit.	Provide competitive compensation. Reward good performance (at individual and Company levels). Ensure internal pay equity among executives.

Annual Incentives	Achievement of targeted revenue, operating earnings(1), accounts receivable management or other performance objectives.	Provides focus on meeting annual financial and other operational goals that lead to our long-term success.

Long-term Incentives	Delivering shareholder value. Vesting periods designed to encourage employee retention.

The combination of options, restricted stock and performance share units provides a blended focus on:

•  Increase in stock price

•  Increase in earnings per share

•  Operating earnings

•  Executive ownership of stock

(1)	The term ‘operating earnings’ as referred to in this section is defined in Note 10 to the Consolidated Financial Statements in our 2007 Annual Report on Form 10-K.

The Compensation Committee does not follow a precise formula for allocating between these three key elements of compensation to its executive officers. However, the Compensation Committee reviews information that compares each element of executive compensation, both separately and in the aggregate, to amounts paid for positions with similar duties and responsibilities at comparable or peer group companies. The Compensation Committee’s objective generally is to target total compensation at approximately the median, or midpoint, among comparable companies.

The Compensation Committee also considers a variety of factors in making compensation decisions including recommendations from our senior executive officers and compensation consultants, the performance of the individual named executive officer, prior year financial results and shareholder return, an individual executive’s performance in the prior year, cumulative compensation history (to the extent that it impacts pay receivable currently and in the future) and internal pay equity (i.e., compensation levels of our executives relative to each other).

Base Salary Compensation

The Compensation Committee has approved a comprehensive Wage and Salary Administration Policy applicable to the Company and its U.S. subsidiaries. This policy includes a program for grading each position, including the named executive officers of the Company, to ensure appropriate levels of pay for each position and internal and external pay equity. Additionally, the policy sets forth grade levels and salary ranges for those grade levels, and provides for annual merit adjustments tied to individual job performance as measured through annual performance reviews. Based on a variety of data (including published national surveys, recent and anticipated Company performance and other relevant information), the Compensation Committee annually considers merit increase budgets as a percent of current salaries and any increases in salary ranges for the next fiscal year. Consistent with the overall merit increase percentage, the Compensation Committee establishes guidelines for individual salary adjustments based on the individual’s performance rating. The base salaries for all employees other than the CEO are determined in this manner. Based on recent Company performance, senior management elected to freeze merit increases for 2008.

The Compensation Committee re-evaluates the salary of the CEO on an annual basis. In re-evaluating the base salary for the CEO, the Compensation Committee looks primarily at the year over year growth in pre-tax earnings of the Company. The Compensation Committee also takes into account the Compensation Committee’s assessment of the personal performance of the CEO during the preceding year and external circumstances which may have impacted that performance which were not within the control of the Company or the CEO. For both establishing and re-evaluating the base salary of the CEO, the Compensation Committee also looks at market conditions, both within the Company’s industry peer group and otherwise, including competitive market data to see how our CEO’s pay level compares to others.

Annual Incentive Compensation

The parameters for annual incentive compensation are set by our Compensation Committee in annual incentive bonus programs adopted by the Compensation Committee or in letter agreements or employment agreements entered into with specific employees. Actual awards to named executive officers have a discretionary component within these parameters.

CEO

Mr. Crawford’s compensation package as approved by the Compensation Committee provides for annual incentive compensation of up to $400,000 at the discretion of the Compensation Committee. As with decisions regarding base salary for the CEO, the Compensation Committee considers growth in pre-tax earnings when making determinations regarding the CEO’s annual incentive compensation. The Compensation Committee approved a bonus of $400,000 for Mr. Crawford for 2007, to be paid in 2008. However, Mr. Crawford requested that this bonus be eliminated; thus no bonus was actually paid to Mr. Crawford for 2007.

CFO

Named executive officers who are not otherwise entitled to specified bonuses in their negotiated employment letters or agreements may participate in our comprehensive annual bonus program. For 2007, only Mr. Swain, our CFO, participated in this program. Bonuses under this program are awarded in the discretion of our CEO from a pool established under the terms of a bonus plan approved by our Compensation Committee. Funding for the management bonus plan pool has two components: (1) a base component of 1.5% of pretax income for the Company and (2) a growth component based on achieving growth in pretax income over threshold pretax income. If targeted earnings growth is achieved, the growth component equals 5.22% of pretax income for the Company. If earnings growth is less than targeted growth, the growth component is prorated based on the ratio of actual growth achieved to the target. If there is no earnings growth, the growth component is zero. For 2007, the Company did not achieve the targeted growth in pretax income and therefore the pool did not reflect a growth component. Mr. Swain was paid a discretionary bonus from this pool of $40,000 for 2007.

Mr. Isaac

The annual incentive compensation for Mr. Isaac was determined under his employment agreement which links his bonus to the pre-tax income of The Garden City Group (“GCG”). Pre-tax income of GCG is determined before taxes but after expense and interest on borrowed funds (if any) at the Company’s prevailing rate of interest. For 2007 and later performance years, growth will be measured comparing the pre-tax income in the relevant performance year to the average actual pre-tax income in the three preceding years. No amount is payable for cumulative performance less than 10% growth. The employment agreement provides for a threshold, target and maximum bonus of $200,000, $400,000 and $600,000, respectively. However, in 2007, no annual incentive compensation was paid to Mr. Isaac as cumulative performance was less than 10% growth.

Mr. Bowman and Mr. Frawley

For 2007, target bonuses to be paid to Mr. Bowman and Mr. Frawley were determined under letter agreements with these officers, which provided for maximum bonuses of $250,000 and $535,600, respectively,

and the actual amount of bonus was determined in the discretion of our CEO. Mr. Bowman received a $250,000 bonus and Mr. Frawley received a $200,000 bonus.

Recent actions by the Compensation Committee with respect to Annual Incentive Compensation

Based on input from Mercer that annual incentives for our named executive officers were below market, for 2008 and future years, the Compensation Committee has adopted a comprehensive Short-Term Incentive Plan (“STIP”) that will cover all key employees of the Company (other than employees of GCG, such as Mr. Isaac). The STIP, together with the Crawford & Company 2007 Management Team Incentive Compensation Plan, adopted by the shareholders at the 2007 Annual Meeting, are intended to continue the direct linkage between our performance and compensation to the persons who are most responsible for such performance. Under the terms of the STIP, each employee is provided clear goals that can include corporate, segment and individual targets, weighted appropriately for the employee’s position in the Company. The CEO and certain other members of senior management have their performance targets keyed solely to corporate-wide performance. Achievement of STIP performance targets provide for payment of meaningful cash bonuses. If Company, segment or individual targeted goals, as applicable, are exceeded, the STIP allows for payment of up to 200% of the STIP bonus amounts. With respect to certain senior executives (i.e., those potentially subject to Internal Revenue Code Section 162(m) (discussed below)), bonuses under the STIP that are designed to be fully deductible are also subject to the additional terms and conditions of the 2007 Management Team Incentive Compensation Plan. Notwithstanding any individual employee’s goals, 2008 STIP awards are only earned if consolidated operating earnings equal or exceed $50,717,600. 2008 STIP awards for each of the named executive officers (as applicable) are discussed under “Employment and Change-in-Control Arrangements.”

Long-Term Incentive Compensation

Under the Company’s Executive Stock Bonus Plan as Amended and Restated March 1, 2008, officers and other key employees of the Company may be granted performance share unit awards, restricted stock awards, or stock option awards (collectively “Awards”), payable in shares of the Company’s Class A Common Stock. The award of stock options under this plan is contingent on approval by the Company’s shareholders of the plan amendments proposed in this proxy statement. The Compensation Committee makes all determinations regarding awards under these plans to the CEO and approves awards for other executive officers including the other named executive officers based on recommendations of the CEO. The number of shares of the Company’s Class A Common Stock covered by such awards is generally based upon the grade level of the officer or other key employee, but generally without regard to the individual’s stock ownership. In addition to the Company’s comprehensive annual long-term incentive compensation plans, performance share unit awards, restricted stock awards, or stock option awards are granted by the Compensation Committee to the CEO and the other named executive officers (as discussed in further detail below under “Employment and Change-in-Control Arrangements”).

2007 Long-Term Incentive Compensation Plan

For 2007, the Compensation Committee approved a comprehensive long-term incentive compensation plan that includes the CEO, the CFO and Mr. Bowman. One-half of the performance share units awarded under this long-term incentive plan are earned based on the named executive officer’s individual performance and one-half of the performance share units are earned based on the Company’s performance. Performance share unit awards are subject to graded vesting over five years. Shares are not issued until the vesting requirements have lapsed. Dividends are not paid or accrued on unvested shares.

The portion of 2007 performance share units to be earned based on the Company’s performance were intended to reward the achievement of specified goals based on a percentage of operating earnings as described in the following table:

Operating Earnings	Performance Share Units Eligible to be Earned
Greater than or equal to $57,084,500	50%
Greater than or equal to $51,895,000	33.33%
Greater than or equal to $46,705,500	16.66%

There were no performance shares earned based on the Company’s performance for 2007 as operating earnings were below the specified levels.

Individual performance goals for the named executive officers are keyed to the executive’s annual performance appraisal. The Compensation Committee conducts the annual performance appraisal of the CEO. The Compensation Committee granted Mr. Crawford 10,000 performance share units in 2007. Based on his annual performance appraisal, Mr. Crawford earned 5,000 shares eligible to be earned under this award. The CEO conducts the annual performance appraisals of all of the other named executive officers, which have not yet been completed for 2007. The Compensation Committee granted Messrs. Swain and Bowman each 4,500 performance share units in 2007.

Recent actions by the Compensation Committee with respect to Long-Term Incentive Compensation

Mercer’s review of the long-term incentive compensation of the Company’s key executives identified a deficiency in the levels of this compensation when compared to the market. For 2008 and future years, long-term compensation for specified key employees of the Company (the “Long-Term Incentive Plan” (or “LTIP”)) will be awarded under the terms of the Company’s Executive Stock Bonus Plan and the Crawford & Company 2007 Management Team Incentive Compensation Plan. With respect to certain senior executives (i.e., those potentially subject to Internal Revenue Code Section 162(m)), LTIP awards that are intended to be fully deductible are also subject to the additional terms and conditions of the Management Team Incentive Compensation Plan.

Under the terms of the 2008 LTIP, each executive has been granted an award of performance share units that may be earned based on the earnings per share of the Company for 2008. If the Company’s 2008 earnings per share are at least $0.38, 50% of these performance share units will be earned. If the Company’s 2008 earnings per share are $0.44, 100% of these performance share units will be earned. If the Company’s 2008 earnings per share are $0.50, 150% of these performance share units will be earned. If the Company’s 2008 earnings per share exceed $0.56, 200% of these performance share units will be earned. The percentage of performance share units earned will be adjusted ratably for earnings per share between $0.38 and $0.56. None of these performance share units will be earned for earnings per share of less than $0.38. Earned performance share units are payable in shares of the Company’s Class A Common Stock, subject to vesting requirements at a rate of 33 1/3% of the earned award per year. 2008 LTIP awards for each of the named executive officers (as applicable) are discussed under “Employment and Change-in-Control Arrangements.”

Other Elements of Compensation

Our named executive officers participate in other compensation plans offered to our employees. Mr. Swain participates in a noncontributory qualified retirement plan that was frozen as of December 31, 2002. All named executive officers participate in a qualified 401(k) plan and a nonqualified supplemental executive retirement plan. Our named executive officers are also offered the opportunity to participate in a nonqualified deferred compensation plan.

Impact of Internal Revenue Code Section 162(m)

Internal Revenue Code Section 162(m) provides that annual compensation in excess of $1 million paid to certain executive officers is not deductible unless it is performance-based. It is now the policy of the Compensation Committee to have incentive compensation for the Company’s executives qualify for full tax deductibility for the Company to the extent feasible and consistent with our overall compensation objectives. The Crawford & Company 2007 Management Team Incentive Compensation Plan, effective for 2008 and future years, is designed to allow the Compensation Committee to structure short-term incentive compensation (annual bonus) and long-term incentive compensation (equity-based awards) under that plan so that the resulting compensation would be qualified ‘performance-based compensation’ eligible for deductibility without limitation under Code Section 162(m). However, the Compensation Committee retains the discretion to pay appropriate compensation, even if it may result in the non-deductibility of certain amounts under federal tax law. For the Company’s 2007 fiscal year, payments to Mr. Bowman exceeded the $1 million limit imposed by Section 162(m). The total compensation subject to the Section 162(m) limitation paid to Mr. Bowman for the year was $1,170,928, exceeding the limit by $170,928. The amount paid to Mr. Bowman for the period included a $250,000 bonus and a $312,137 distribution from the Company’s Deferred Compensation Plan. The $250,000 bonus was not ‘performance-based compensation’ under the terms of Section 162(m). The $312,137 distribution from the Company’s Deferred Compensation Plan was a singular event resultant from the Company’s decision to allow changes in the timing of distribution of amounts owed to participants under the Deferred Compensation Plan as a result of changes in the tax laws made by Code Section 409A.

Summary of Cash and Certain Other Compensation

The following table includes information concerning compensation for the one-year periods ended December 31, 2007 and December 31, 2006, paid to or accrued by the Company for our named executive officers at December 31, 2007. As noted above, Mr. Crawford served as our President and Chief Executive Officer throughout 2007, and Mr. Bowman assumed that role effective January 1, 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pensions Value and Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)(3)	Total ($)

T. W. Crawford	2007	$751,600	$—	$29,416	$166,337	$—	$—	$56,226	$1,003,579
President and Chief Executive Officer	2006	730,000	400,000	23,771	253,260	—	67	69,075	1,476,173

W. B. Swain	2007	307,540	40,000	13,298	6,969	—	—	24,618	392,425
Executive Vice President – Chief Financial Officer	2006	258,500	20,000	7,538	9,620	—	3,033	23,235	321,926

J. T. Bowman	2007	550,000	250,000	72,690	98,066	—	—	55,055	1,025,811
Chief Operating Officer – Global Property & Casualty	2006	500,000	250,000	75,900	90,266	—	16,524	55,822	988,512

D. A. Isaac	2007	600,000	—	422,205	10,509	—	—	2,540,679	3,573,393
Chief Executive Officer – The Garden City Group, Inc.	2006	600,000	—	524,780	10,870	600,000	—	3,490,975	5,226,625

K. B. Frawley	2007	515,000	200,000	18,237	22,534	—	—	42,463	798,234
Executive Vice President – Financial Administrative Services	2006	512,692	200,000	—	18,477	—	2,370	45,562	779,101

(1)	Includes director’s fees of $30,000 for T.W. Crawford.

(2)	The values for equity-based awards in this column represent the cost recognized for financial statement reporting purposes for the applicable year in accordance with SFAS 123(R). However, pursuant to SEC rules these values are not reduced by an estimate for the probability of forfeiture. The assumptions used to value these awards can be found in Note 9 to the Consolidated Financial Statements in our 2007 Annual Report on Form 10-K.

(3)	Represents the following amounts for 2007: (i) Mr. Crawford: $31,716 Company contribution to the Deferred Compensation Plan under the Company’s Supplemental Executive Retirement Plan (“SERP”), $7,875 Company contribution to the Crawford Savings and Investment Plan, $6,036 in country club dues, $5,475 apartment rent, $4,944 airfare for spouse, and $180 premium payment on term life insurance; (ii) Mr. Swain: $5,664 Company contribution to the Deferred Compensation Plan under the Company’s SERP, $13,500 Company contribution to the Crawford Savings and Investment Plan, $400 for country club dues, $4,874 automobile allowance, and $180 premium payment on term life insurance; (iii) Mr. Bowman: $25,759 Company contribution to the Deferred Compensation Plan under the Company’s SERP, $13,500 Company contribution to the Crawford Savings and Investment Plan, $3,136 for country club dues, $12,480 automobile allowance, and $180 premium payment on term life insurance; (iv) Mr. Isaac: $2,519,679 commissions, $9,000 Company contribution to a 401(k) Investment Plan, and $12,000 automobile allowance; (v) Mr. Frawley: $17,150 Company contribution to the Crawford Deferred Compensation Plan under the Company’s SERP, $7,875 Company contribution to the Crawford Savings and Investment Plan, $5,738 for country club dues, $11,520 automobile allowance, and $180 premium payment on term life insurance.

Grant of Plan-Based Awards Table

The Company maintains the Executive Stock Bonus Plan under which awards of performance share units or restricted stock may be granted to specified employees of the Company. The following table sets forth certain information with respect to the non-equity incentive awards, restricted stock awards, performance share unit awards and options granted during or for the fiscal year ended December 31, 2007 to each of our named executive officers.

Name and Position	Grant Date(1)	Grant Date(2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
T. W. Crawford	3/2/07	3/2/07	—	—	—	—	6,700	10,000	—	—	—	$49,800
W. B. Swain	3/2/07	3/2/07	—	—	—	—	3,016	4,500	—	—	—	22,410
J. T. Bowman	3/2/07	3/2/07	—	—	—	—	3,016	4,500	—	—	—	22,410
D. A. Isaac	10/24/06	1/1/07	—	—	—	31,000	62,000	62,000	—	—	—	326,740
K. B. Frawley	3/2/07	3/2/07	—	—	—	—	—	—	16,670	—	—	91,185

(1)	Date of Nominating/Corporate Governance/Compensation Committee action on award.

(2)	Effective Date of award.

(3)	These columns show the potential number of performance share unit awards that would be awarded if the threshold, target or maximum performance goals are satisfied.

Outstanding Equity Awards at December 31, 2007 Table

The following table sets forth certain information with respect to the outstanding equity awards at December 31, 2007 for each of our named executive officers.

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (1)(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(12)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(16)
T. W. Crawford	375,000	125,000	(3)	—	$5.08	9/1/2014	—		—	—		—
	—	—		—	—	—	2,000	(10)	$7,000	—		$—
	—	—		—	—	—	5,001	(11)	17,504	—		—
	—	—		—	—	—	—		—	10,000	(14)	35,000

W. B. Swain	3,000	—		—	19.125	1/15/2008	—		—	—		—
	2,000	—		—	12.50	2/2/2009	—		—	—		—
	5,000	—		—	11.25	2/1/2010	—		—	—		—
	8,000	—		—	10.00	1/30/2011	—		—	—		—
	7,500	—		—	8.82	1/29/2012	—		—	—		—
	4,000	1,000	(4)	—	4.70	1/28/2013	—		—	—		—
	6,000	4,000	(5)	—	6.66	2/3/2014	—		—	—		—
	—	—		—	—	—	4,800	(12)	16,800	—		—
	—	—		—	—	—	400	(10)	1,400	—		—
	—	—		—	—	—	600	(11)	2,100	—		—
	—	—		—	—	—	—		—	4,500	(14)	15,750

J. T. Bowman	8,000	—		—	19.125	1/15/2008	—		—	—		—
	3,000	—		—	12.50	2/2/2009	—		—	—		—
	5,000	—		—	11.25	2/1/2010	—		—	—		—
	13,000	—		—	10.00	1/30/2011	—		—	—		—
	22,500	—		—	8.82	1/29/2012	—		—	—		—
	—	50,000	(6)	—	8.82	1/29/2009	—		—	—		—
	12,000	3,000	(4)	—	4.70	1/28/2013	—		—	—		—
	18,000	12,000	(5)	—	6.66	2/3/2014	—		—	—		—
	75,120	50,080	(7)	—	6.36	9/15/2014	—		—	—		—
	—	—		—	—	—	40,000	(13)	140,000	—		—
	—	—		—	—	—	1,200	(10)	4,200	—		—
	—	—		—	—	—	2,250	(11)	7,875	—		—
	—	—		—	—	—	—		—	4,500	(14)	15,750

D. A. Isaac	15,000	—		—	11.25	4/27/2009	—		—	—		—
	2,000	—		—	11.25	2/1/2010	—		—	—		—
	2,000	—		—	10.00	1/30/2011	—		—	—		—
	3,000	—		—	9.70	4/24/2011	—		—	—		—
	4,500	—		—	8.82	1/29/2012	—		—	—		—
	2,400	600	(4)	—	4.70	1/28/2013	—		—	—		—
	12,000	8,000	(5)	—	6.66	1/3/2014	—		—	—		—
	—	—		—	—	—	240	(10)	840	—		—
	—	—		—	—	—	—		—	250,000	(15)	875,000
	—	—		—	—	—	—		—	62,000	(15)	217,000

K. B. Frawley	10,000	15,000	(8)	—	7.40	4/26/2015	—		—	—		—
	5,000	20,000	(9)	—	5.60	4/7/2016	—		—	—		—
	—	—		—	—	—	13,336	(12)	46,676

(1)	All options become exercisable 20% per year commencing on first anniversary date of grant, except for Mr. T. W. Crawford’s which becomes exercisable 25% per year commencing on first anniversary date of grant, and one special option as footnoted.

(2)	All options listed in this column are fully vested.

(3)	Fully vests 9/1/08.

(4)	Fully vests 1/28/08.

(5)	Vests 20% of original grant per year commencing on first anniversary, 60% vested, remaining vesting dates are 2/3/08 and 2/3/09.

(6)	Accelerated vesting terms for this option have expired and it is fully vested on 1/29/08.

(7)	Vests 20% of original grant per year commencing on first anniversary, 60% vested, remaining vesting dates are 9/15/08 and 9/15/09.

(8)	Vests 20% of original grant per year commencing on first anniversary, 40% vested, remaining vesting dates are 4/26/08, 4/26/09 and 4/26/10.

(9)	Vests 20% of original grant per year commencing on first anniversary, 20% vested, remaining vesting dates are 2/7/08, 2/7/09, 2/7/10 and 2/7/11.

(10)	Vests 20% of award per year commencing 12/31/05, 60% vested, remaining vesting dates 12/31/08 and 12/31/09.

(11)	Vests 20% of award per year commencing 12/31/06, 40% vested, remaining vesting dates 12/31/08, 12/31/09 and 12/31/10.

(12)	Vests 20% of original grant per year commencing 12/31/07, 20% vested, remaining vesting dates 12/31/08, 12/31/09, 12/31/10, 12/31/11.

(13)	Vests 20% of original grant per year commencing 1/1/07, 20% vested, remaining vesting dates 1/1/08, 1/1/09, 1/1/10, 1/1/11.

(14)	Vests 20% of award per year commencing 12/31/07, vesting dates 12/31/07, 12/31/08, 12/31/09, 12/31/10 and 12/31/11.

(15)	Vests on 12/31/08 for awards earned as of 12/31/08. Vests on 12/31/10 for awards earned as of 12/31/10.

(16)	Market value based on NYSE closing price on December 31, 2007 (which was the last business day for the NYSE during 2007) of $3.50 per share of our Class A Common Stock.

Option Exercises and Stock Vested Table

The following table provides information concerning the exercise of stock options during the last fiscal year and unexercised options held as of the end of the fiscal year with respect to the named executive officers. It also provides information on stock awards vested during the last fiscal year with respect to the named executive officers.

	Option Awards(1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
T. W. Crawford	—	—	1,000	$5,300
	—	—	1,667	9,585

W. B. Swain	—	—	200	1,060
	—	—	200	1,150
	—	—	1,200	4,200

J. T. Bowman	—	—	600	3,180
	—	—	750	4,313
	—	—	10,000	59,900

D. A. Isaac	—	—	120	636
	—	—	25,000	149,750

K. B. Frawley	—	—	3,334	11,669

(1)	None of the named executive officers exercised stock options in 2007.

Pension Benefits at December 31, 2007 Table

The Company maintains a non-contributory Retirement Plan for the benefit of substantially all of the U.S. employees of the Company who were employed as of December 31, 2002. The Retirement Plan provides for annual retirement benefits at a normal retirement age of 65 (the “Normal Retirement Age”) equal to 2% of the participant’s total compensation (as defined in the Retirement Plan) for all credited years of service under the Plan. The benefits are not affected by Social Security benefits payable to the participant; however, they are actuarially reduced for retirements before the Normal Retirement Age or if the retiree selects benefits other than an individual life-time annuity. Credited years of service under the Retirement Plan for Mr. Swain is 10 years. Of our named executive officers, only Mr. Swain participates in the Retirement Plan. Effective December 31, 2002, accruals under the Retirement Plan were frozen. In place of the accruals under the now frozen Retirement Plan, the Company may make a discretionary contribution to the Defined Contribution Plan for eligible employees based on years of service and compensation as well as Company financial results. The following table provides information concerning the pension benefits at December 31, 2007 with respect to the named executive officers.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
T. W. Crawford		—	$—	$—
W. B. Swain	Crawford & Company Retirement Plan	10	96,679	—
J. T. Bowman		—	—	—
D. A. Isaac		—	—	—
K. B. Frawley		—	—	—

Nonqualified Deferred Compensation Table

The Company maintains an unfunded Supplemental Executive Retirement Plan (“SERP”) for certain executive officers to provide benefits that would otherwise be payable under the Retirement Plan and/or Defined Contribution Plan but for limitations placed on covered compensation and benefits under the Internal Revenue

Code. Effective December 31, 2002, accruals under the SERP were also frozen as to the Retirement Plan. The SERP was amended to allow the Company, when it elects to make the discretionary contribution to the Defined Contribution Plan for eligible employees, to also make an additional SERP service contribution to the Deferred Compensation Plan for participants of the SERP. The SERP was subsequently amended to provide a contribution of 3.5% of compensation in excess of limitations placed on covered compensation and benefits under the Internal Revenue Code for participants of the SERP. The amounts contributed in 2007 for the named executive officers are reflected in the All Other Compensation column of the Summary Compensation Table and footnote 3 thereto. The following table provides information concerning the nonqualified deferred compensation with respect to the named executive officers.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contribution in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
T. W. Crawford	$—	$31,716	$1,004	$—	$46,507
W. B. Swain	14,091	5,664	2,984	—	62,953
J. T. Bowman	—	25,759	128	312,137	25,887
D. A. Isaac	—	—	—	—	—
K. B. Frawley	56,050	17,150	7,692	—	169,385

(1)	These amounts were also included in “Salary” in the Summary Compensation Table on page 13.

(2)	These amounts were also reported in “All Other Compensation” in the Summary Compensation Table on page 13.

(3)	Of these balances, the following amounts were reported in Summary Compensation Tables in prior year proxy statements: Mr. Crawford - $13,787; Mr. Swain - $40,215; and Mr. Frawley - $88,494. This information is provided to clarify the extent to which these balances represent previously reported compensation (rather than additional, currently earned compensation).

EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

The Company has entered into various agreements with certain of the named executive officers that contain provisions regarding employment and change-in-control, as described below:

T. W. Crawford: Effective as of September 1, 2004, the Company agreed to a compensation package with Mr. Crawford. The compensation package set Mr. Crawford’s initial annual base salary at $600,000 which was subsequently increased from time to time. When Mr. Bowman became CEO effective January 1, 2008, in recognition of his reduced responsibilities, Mr. Crawford’s annual base salary was reduced to, and is currently, $400,000. The compensation package provided for annual incentive compensation up to $400,000 at the discretion of the Compensation Committee. The Compensation Committee approved a $400,000 incentive compensation payment to Mr. Crawford for 2007, however Mr. Crawford elected to eliminate this payment. The compensation package provided for a grant of options for 500,000 shares of the Company’s Class A Common Stock under the Company’s 1997 Key Employee Stock Option Plan, which grant vests at a rate of 125,000 shares per year over a four-year period. Mr. Crawford’s compensation package also provided that he would be eligible to participate in all other executive benefit and incentive plans generally offered to the Company’s senior officers. On February 1, 2005, the Company entered into a Change of Control and Severance Agreement with Mr. Crawford. The agreement provides that in the event that Mr. Crawford’s employment with the Company is terminated due to the Company being bought or sold such that there is a material change in control, the Company agrees to provide to Mr. Crawford eighteen (18) months of Mr. Crawford’s then current base salary. A “material change in control” is defined in the Severance Agreement as the acquisition of the Company by a third party of greater than fifty (50) percent of the Class B shares of the Company. Additionally, all stock options granted to Mr. Crawford will immediately vest and become exercisable for a ninety (90) day period following the date of termination.

The Compensation Committee did not grant a 2008 STIP or 2008 LTIP award to Mr. Crawford.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments and Benefits upon Termination	Change in Control	Retirement	Death	Disability	All Other Terminations
Compensation:
Base Salary	$600,000	—	—	—	—
Stock Awards(5)	59,504	$24,504	$24,504	$24,504	$24,504
Unvested and accelerated	(1)(2)(3)	(1)	(1)	(1)	—
Benefits and Perquisites:
Life Insurance	—	—	150,000	—	—
Disability Benefits	—	—	—	(4)	—
Accrued Vacation Pay	24,974	24,974	24,974	24,974	24,974

Total	$684,478	$49,478	$199,478	$49,478	$49,478

(1)	Unvested, earned performance share unit awards are fully vested.

(2)	Unearned performance share units awards are deemed earned on a pro-rata basis.

(3)	Unvested stock options are fully vested.

(4)	Mr. T.W. Crawford would be entitled to disability payments totaling $11,500 per month, payable though age 65.

(5)	Based on the December 31, 2007 (which was the last business day for the NYSE during 2007) closing price of $3.50 per share for Class A common stock; assumes out-of-the-money options are not exercised.

W. B. Swain: On October 6, 2006, the Company issued a letter agreement outlining employment terms with Mr. Swain. The letter agreement set Mr. Swain’s initial annual base salary at $290,000, which was subsequently increased from time to time; and indicated his eligibility to participate in all other executive benefit and incentive plans generally offered to the Company’s senior officers. Mr. Swain’s base salary is currently $400,000. Mr. Swain’s letter agreement also awarded a restricted stock grant of 6,000 shares of Class A Common Stock under the provisions of the Executive Stock Bonus Plan, vesting at a rate of 20% per year. Currently, Mr. Swain has vested in 1,200 shares of Class A Common Stock under the terms of the award.

The 2008 STIP award granted by the Compensation Committee for Mr. Swain provides for a target bonus of 47.5% of his base salary, or $190,000. Mr. Swain’s performance metrics are based solely on corporate-wide performance, and are based on three categories: (1) revenues, (2) operating earnings and (3) workdays outstanding in total billed and unbilled accounts receivable. 20% of his STIP award is based on revenues, 60% of his STIP award is based on operating earnings and 20% of his STIP award is based on workdays outstanding in total billed and unbilled accounts receivable.

Mr. Swain’s 2008 STIP award is only earned if achievement of the performance metrics exceeds specified threshold levels. If target levels of the performance metrics are achieved, Mr. Swain shall be entitled to 100% of the 2008 STIP award. If maximum levels of the performance metrics are achieved, Mr. Swain shall be entitled to 200% of the 2008 STIP award. If the achievement of performance metrics is in between threshold and target levels, or in between target and maximum levels, Mr. Swain shall be entitled to a ratable portion of the 2008 STIP award based upon linear interpolation.

	Threshold	Target	Maximum
Revenues	$969,012,350	$1,020,013,000	$1,122,014,300
Operating Earnings	$57,057,300	$63,397,000	$95,095,500
Total Accounts Receivable	83.4 days or less	81.3 days or less	73.9 days or less

The 2008 LTIP award granted by the Compensation Committee for Mr. Swain provides for a grant of up to 90,000 performance share units. If the Company’s 2008 earnings per share are at least $0.38, 22,500 of the performance share units will be earned. If the Company’s 2008 earnings per share are $0.44, 45,000 of the performance share units will be earned. If the Company’s 2008 earnings per share are $0.50, 67,500 of the performance share units will be earned. If the Company’s 2008 earnings per share exceed $0.56, 90,000 of the performance share units will be earned. If the earnings per share are in between the specified amounts above, Mr. Swain shall be entitled to a ratable portion of the performance share units based upon linear interpolation (rounded up to the nearest whole performance share unit). Earned performance share units are payable in shares of the Company’s Class A Common Stock, subject to vesting requirements at a rate of 33 1/3% of the earned award per year.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments and Benefits upon Termination	Change in Control	Termination Without Cause	Retirement	Death	Disability	All Other Terminations
Compensation:
Stock Awards(5)	$36,050	$16,800	$20,300	$20,300	$20,300	$3,870
Unvested and accelerated	(1)(2)(3)	(3)	(1)(3)	(1)(3)	(1)(3)	—
Benefits and Perquisites:
Life Insurance	—	—	—	600,000	—	—
Disability Benefits	—	—	—	—	(4)	—
Accrued Vacation Pay	24,285	24,285	24,285	24,285	24,285	24,285

Total	$60,335	$41,085	$44,585	$644,585	$44,585	$28,155

(1)	Unvested, earned performance share unit awards are fully vested.

(2)	Unearned performance share unit awards are deemed earned on a pro-rata basis.

(3)	Unvested restricted stock awards are fully vested.

(4)	Mr. Swain would be entitled to disability payments totaling $11,500 per month, payable though age 65.

(5)	Based on the December 31, 2007 (which was the last business day for the NYSE during 2007) closing price of $3.50 per share for Class A common stock; assumes out-of-the-money options are not exercised.

J. T. Bowman: On February 10, 2006, the Company issued a letter agreement with Mr. Bowman outlining his employment terms. The agreement set his annual base salary at $500,000 (which was subsequently increased), indicated his eligibility to receive up to $250,000 annually as incentive compensation at the sole discretion of the CEO and awarded a restricted stock grant of 50,000 shares of Class A Common Stock under the provisions of the Executive Stock Bonus Plan, vesting at a rate of 20% per year. Currently, Mr. Bowman has vested in 20,000 shares of Class A Common Stock under the terms of the restricted stock award. Mr. Bowman’s base salary is currently $700,000. The agreement also provides that in the event that Mr. Bowman’s employment with the Company is terminated for reasons other than “cause,” or in the event of a “change-in-control” of the Company, the Company agrees to provide one year of Mr. Bowman’s then current base salary. Also, all stock options granted to Mr. Bowman will immediately vest and become exercisable for a ninety (90) day period following the date of termination. The agreement also provides that, prior to the severance amounts being paid and options vesting, that the Company and Mr. Bowman agree to mutually acceptable terms of confidentiality, non-solicitation, cooperation and other reasonable and customary terms of a severance agreement at the time of his termination of employment.

The 2008 STIP award granted by the Compensation Committee for Mr. Bowman provides for a target bonus of 65% of his base salary, or $455,000. Mr. Bowman’s performance metrics and threshold, target and maximum goals are identical to Mr. Swain’s, discussed above.

Mr. Bowman’s 2008 STIP award is only earned if achievement of the performance metrics exceeds specified threshold levels. If target levels of the performance metrics are achieved, Mr. Bowman shall be entitled to 100% of the 2008 STIP award. If maximum levels of the performance metrics are achieved, Mr. Bowman shall be entitled to 200% of the 2008 STIP award. If the achievement of performance metrics is in between threshold and target levels, or in between target and maximum levels, Mr. Bowman shall be entitled to a ratable portion of the 2008 STIP award based upon linear interpolation.

The 2008 LTIP award granted by the Compensation Committee for Mr. Bowman provides for a grant of up to 150,000 performance share units. If the Company’s 2008 earnings per share are at least $0.38, 37,500 of the performance share units will be earned. If the Company’s 2008 earnings per share are $0.44, 75,000 of the performance share units will be earned. If the Company’s 2008 earnings per share are $0.50, 112,500 of the performance share units will be earned. If the Company’s 2008 earnings per share meet or exceed $0.56, 150,000 of the performance share units will be earned. If the earnings per share are in between the specified amounts above, Mr. Bowman shall be entitled to a ratable portion of the performance share units based upon linear interpolation (rounded up to the nearest whole performance share unit). Earned performance share units are payable in shares of the Company’s Class A Common Stock, subject to vesting requirements at a rate of 33 1/3% of the earned award per year.

In connection with Mr. Bowman being named CEO, the Committee also approved the grant to Mr. Bowman of a stock option to purchase 250,000 shares of the Company’s Class A Common Stock, subject to vesting requirements at a rate of 33 1/3% per year. The option award is subject to approval by the Company’s shareholders of the amendment of the Company’s Executive Stock Bonus Plan to authorize awards of stock options. Provided the shareholders approve the Crawford & Company Executive Stock Bonus Plan as Amended and Restated March 1, 2008 as proposed in this proxy statement, the exercise price of the option award shall be the undiscounted closing trading price, as reported by the Wall Street Journal, of the Company’s Class A Common Stock as of the date of the 2008 Annual Meeting.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments and Benefits upon Termination	Change in Control(5)	Termination without Cause(5)	Retirement	Death	Disability	All Other Terminations
Compensation:
Base Salary	$700,000	$700,000	—	—	—	—
Stock Awards(7)	167,825	140,000	$152,075	$152,075	$152,075	$11,610
Unvested and accelerated	(1)(2)(3)(4)	(3)(4)	(1)(3)	(1)(3)	(1)(3)	—
Benefits and Perquisites:
Life Insurance	—	—	—	600,000	—	—
Disability Benefits	—	—	—	—	(6)	—
Accrued Vacation Pay	52,885	52,885	52,885	52,885	52,885	52,885

Total	$920,710	$892,885	$204,960	$804,960	$204,960	$64,495

(1)	Unvested, earned performance share unit awards are fully vested.

(2)	Unearned performance share unit awards are deemed earned on a pro-rata basis.

(3)	Unvested restricted stock awards are fully vested.

(4)	Unvested stock options are fully vested.

(5)	Prior to the compensation amounts being paid and options vesting, the Company and Mr. Bowman must agree to mutually acceptable terms of confidentiality, non-solicitation, cooperation and other reasonable and customary terms of a severance agreement at the time of his termination of employment.

(6)	Mr. Bowman would be entitled to disability payments totaling $11,500 per month, payable though age 65.

(7)	Based on the December 31, 2007 (which was the last business day for the NYSE during 2007) closing price of $3.50 per share for Class A common stock; assumes out-of-the-money options are not exercised.

D. A. Isaac: Effective as of January 1, 2006, the Company entered into an employment agreement with Mr. Isaac. The employment agreement has an initial term commencing on January 1, 2006 and ending on December 31, 2010. The term automatically renews for successive one year periods unless cancelled prior to the end of the then current period pursuant to the terms of the employment agreement. The employment agreement set Mr. Isaac’s initial annual base salary at $600,000.

The employment agreement provides for annual incentive compensation based on growth in GCG’s pretax income. Mr. Isaac will earn the minimum annual incentive of $250,000 if GCG’s pretax income grows by at least 10% over the average of the past 3 year’s pretax income. Mr. Isaac will earn the target annual incentive compensation of $400,000 if GCG’s pretax income grows by at least 15% over the average of the past 3 year’s pretax income. Mr. Isaac will earn the maximum annual incentive compensation of $600,000 if GCG’s pretax income grows by at least 20% over the average of the past 3 year’s pretax income.

The employment agreement provides for a restricted stock grant of 25,000 shares of the Company’s Class A Common Stock under the Company’s Executive Stock Bonus Plan, which grant vested as of January 1, 2007. The employment agreement provides for a performance share unit grant of 312,000 units under the Company’s Executive Stock Bonus Plan, with any earned portion of the award payable in shares of the Company’s Class A Common Stock. Mr. Isaac was awarded 250,000 performance share units in 2006 and was awarded 62,000 performance share units in 2007. Mr. Isaac may earn the performance share units based on future GCG pre-tax income growth for the period beginning on January 1, 2006 and ending on December 31, 2010.

The employment agreement provides for annual commission payments of 3% of gross fee revenues. Mr. Isaac’s employment agreement also provides that he is eligible to participate in all other executive benefit and incentive plans generally offered to the Company’s senior officers.

The employment agreement provides for (i) continued payment of Mr. Isaac’s base salary for a period of 6 months following his death or disability, (ii) a continued payment of the commission amounts on revenue derived from business initiated prior to Mr. Isaac’s death or disability for a period of 2 years following Mr. Isaac’s death or disability, and (iii) payment of a pro rata portion of Mr. Isaac’s annual incentive compensation and performance share units through the date of his termination of employment due to death or disability. The employment agreement provides that in the event that Mr. Isaac’s employment with the Company is terminated either by Mr. Isaac for “good reason” or by the Company without cause, and such termination is not within 3 months prior to or 12 months after a “change in control,” the Company will (i) continue payment of Mr. Isaac’s base salary for a period of 12 months following his termination, continue payment of the commission amounts on revenue derived from business initiated prior to Mr. Isaac’s termination for a period of 12 months following Mr. Isaac’s termination, and payment of a pro rata portion of Mr. Isaac’s performance share units through the date of his termination of employment. Additionally, the Company will provide continuation of eligible medical benefits, for a period of 12 months, under COBRA. The employment agreement provides that in the event that Mr. Isaac’s employment with the Company is terminated either by Mr. Isaac for “good reason” or by the Company without cause, and such termination is within 3 months prior to or 12 months after a “change in control,” the Company will (i) continue payment of Mr. Isaac’s base salary for a period of 18 months following his termination, continue payment of the commission amounts on revenue derived from business initiated prior to Mr. Isaac’s termination for a period of 18 months following Mr. Isaac’s termination, and payment of a pro rata portion of Mr. Isaac’s performance share units through the date of his termination of employment. Additionally, the Company will provide continuation of eligible medical benefits, for a period of 18 months, under COBRA.

The Compensation Committee determined that Mr. Isaac’s employment agreement adequately provides for his compensation for calendar year 2008, and thus did not grant a 2008 STIP or 2008 LTIP award to Mr. Isaac.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments and Benefits upon Termination	Change in Control(4)	Termination without Cause(4)	Termination for Good Reason(4)	Death(4)	Disability(4)	All Other Terminations
Compensation:
Base Salary	$900,000	$600,000	$600,000	$300,000	$300,000	—
Incentives	—	—	—	600,000	600,000	—
Commissions	(5)	(6)	(6)	(7)	(7)	—
Stock Awards(10)	448,840	448,840	448,840	448,840	448,840	—
Unvested and accelerated	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)	—
Benefits and Perquisites:
Life Insurance	—	—	—	1,500,000	—	—
Disability Benefits	—	—	—	—	(8)	—
Accrued Vacation Pay	100,747	100,747	100,747	100,747	100,747	$100,747
280G Tax Gross-up	(9)	(9)	(9)	(9)	(9)	(9)

Total	$1,449,587	$1,149,587	$1,149,587	$2,949,587	$1,449,587	$100,747

(1)	Unvested, earned performance share unit awards are fully vested.

(2)	Unearned performance share unit awards are deemed earned on a pro-rata basis.

(3)	Unvested restricted stock awards are fully vested.

(4)	Mr. Isaac’s compensation amounts are subject to a clawback provision in the event he violates the terms of the non-competition, non-disclosure or non-disparagement provisions of his employment agreement.

(5)	Mr. Isaac’s commission payments continue for a period of 18 months following terminations related to a change in control.

(6)	Mr. Isaac’s commission payments continue for a period of 1 year following terminations either without “cause” or for “good reason.”

(7)	Mr. Isaac’s commission payments continue for a period of 2 years following terminations related to death or disability.

(8)	Mr. Isaac would be entitled to short-term disability payments of $30,000 per month for 6 months, followed by long-term disability payments of $15,000 per month, payable though age 65.

(9)	Termination payments are limited to the maximum amount payable without triggering excise tax under section 280G.

(10)	Based on the December 31, 2007 (which was the last business day for the NYSE during 2007) closing price of $3.50 per share for Class A common stock; assumes out-of-the-money options are not exercised.

K. B. Frawley: On November 5, 2004, the Company issued a letter agreement outlining employment terms with Mr. Frawley. The letter agreement set Mr. Frawley’s initial annual base salary at $500,000, which was subsequently increased from time to time; Mr. Frawley’s annual base salary is currently $515,000. The letter agreement indicated his eligibility to receive up to 1.4 times his base salary annually as incentive compensation at the discretion of the CEO, subject to approval by the Board of Directors, and provided a guaranteed first year payment of 100% the allowable annual incentive compensation. Mr. Frawley received a $200,000 incentive compensation payment for 2007. The letter agreement provides for a grant of options for 100,000 shares of the Company’s Class A Common Stock under the Company’s 1997 Key Employee Stock Option Plan, with options with respect to 25,000 shares of the grant awarded as of April 26, 2005, and the balance of the grant awarded at a rate of 25,000 shares per year over a three-year period. Each 25,000 share block of options vests at a rate of 20% per year, beginning on the first anniversary of each grant. Effective as of March 2, 2007, the Compensation Committee awarded Mr. Frawley 16,670 shares of restricted stock in lieu of the remaining 50,000 option awards he would have otherwise been entitled to under the letter agreement. The restricted stock vests at a rate of 20% per year beginning on December 31, 2007. Mr. Frawley’s letter agreement also provides that he will be eligible to participate in all other executive benefit and incentive plans generally offered to the Company’s senior officers. On March 4, 2005, the Company entered into a Change of Control and Severance Agreement with Mr. Frawley. The agreement provides that in the event Mr. Frawley’s employment with the Company is terminated due to the Company being bought or sold such that there is a material change in control, the Company agrees to provide eighteen (18) months of Mr. Frawley’s then current base salary. Additionally, all stock options granted to Mr. Frawley will immediately vest and become exercisable for a ninety (90) day period following the date of termination. The agreement also provides that, prior to the severance amounts being paid and options vesting, that the Company and Mr. Frawley agree to mutually acceptable terms of confidentiality, non-solicitation, cooperation and other reasonable and customary terms of a severance agreement at the time of his termination of employment.

The 2008 STIP award granted by the Compensation Committee to Mr. Frawley provides for a target bonus of 47.5% of his base salary, or $244,625. Mr. Frawley’s performance metrics are based 30% on the metrics outlined above for Messrs. Bowman and Swain, and 70% on the Americas division performance, which consists of the Company’s U.S., Canadian, Caribbean and Latin American Global Property & Casualty operations as well as the Company’s Strategic Warranty Services operation. The Company does not separately report financial results for the Americas division, which encompasses the Company’s U.S. Global Property & Casualty segment as well as a portion of the Company’s International Operations segment. Mr. Frawley’s Americas division performance metrics are based on three categories: (1) revenue, (2) operating earnings and (3) workdays outstanding in total billed and unbilled accounts receivable. 20% of his STIP award attributable to Americas division performance is based on revenue, 60% of his STIP award attributable to Americas division performance is based on operating earnings, and 20% of his STIP award attributable to Americas division performance is based on workdays outstanding in total billed and unbilled accounts receivable.

Mr. Frawley’s 2008 STIP award is only earned if achievement of the performance metrics exceeds specified threshold levels. If target levels of the performance metrics are achieved, Mr. Frawley shall be entitled to 100% of the 2008 STIP award. If maximum levels of the performance metrics are achieved, Mr. Frawley shall be entitled to 200% of the 2008 STIP award. If the achievement of performance metrics is in between threshold and target levels, or in between target and maximum levels, Mr. Frawley shall be entitled to a ratable portion of the 2008 STIP award based upon linear interpolation. Mr. Frawley’s performance metrics for the Americas division performance at the threshold, target, and maximum levels are set forth in the chart below.

	Threshold	Target	Maximum
Revenues	$298,829,150	$314,557,000	$346,012,700
Operating Earnings	$23,206,500	$25,785,000	$38,677,500
Total Accounts Receivable	74.6 days or less	72.7 days or less	66.1 days or less

The 2008 LTIP award granted by the Compensation Committee for Mr. Frawley provides for a grant of up to 60,000 performance share units. If the Company’s 2008 earnings per share are at least $0.38, 15,000 of the performance share units will be earned. If the Company’s 2008 earnings per share are $0.44, 30,000 of the performance share units will be earned. If the Company’s 2008 earnings per share are $0.50, 45,000 of the performance share units will be earned. If the Company’s 2008 earnings per share meet or exceed $0.56, 60,000 of the performance share units will be earned. If the earnings per share are in between the specified amounts above, Mr. Frawley shall be entitled to a ratable portion of the performance share units based upon linear interpolation (rounded up to the nearest whole performance share unit). Earned performance share units are payable in shares of the Company’s Class A Common Stock, subject to vesting requirements at a rate of 33 1/3% of the earned award per year.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments and Benefits upon Termination	Change in Control	Retirement	Death	Disability	All Other Terminations
Compensation:
Base Salary	$772,500	—	—	—	—
Stock Awards(3)	46,676	—	—	—	—
Unvested and accelerated	(1)	—	—	—	—
Benefits and Perquisites:
Life Insurance	—	$150,000	—	—	—
Disability Benefits	—	—	(2)	—	—
Accrued Vacation Pay	—	—	—	—	—

Total	$819,176	$150,000	—	—	—

(1)	Unvested stock options are fully vested.

(2)	Mr. Frawley would be entitled to disability payments totaling $11,500 per month, payable though age 65.

(3)	Based on the December 31, 2007 (which was the last business day for the NYSE during 2007) closing price of $3.50 per share for Class A common stock; assumes out-of-the-money options are not exercised.

REPORT OF THE NOMINATING/CORPORATE GOVERNANCE/COMPENSATION

COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION

The Company’s executive compensation is administered by the Compensation Committee. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

J. HICKS LANIER, CHAIRMAN

E. JENNER WOOD, III

CLARENCE H. RIDLEY

P. GEORGE BENSON

STOCK OWNERSHIP INFORMATION

Security Ownership of Management

The following table sets forth information, as of March 6, 2008, as to shares of Class A and Class B Common Stock beneficially owned by each current Director or nominee for election as a Director, each of the named executive officers, and all current Directors and Executive Officers as a group. As of March 6, 2008, there were 26,190,669 shares of Class A Common Stock and 24,697,172 shares of Class B Common Stock outstanding.

	Amount and Nature of Beneficial Ownership(1)		Percent of Total Shares Outstanding(2)
Name	Class A	Class B	Class A	Class B
Jesse C. Crawford(3)(4)	12,048,958	12,783,181	46.0%	51.8%
J. Hicks Lanier(5)(6)	45,037	3,037	—	—
Larry L. Prince(5)(6)	43,125	1,125	—	—
E. Jenner Wood, III(5)(6)	42,750	—	—	—
Clarence H. Ridley(7)	39,000	7,000	—	—
Robert T. Johnson(8)	41,000	2,000	—	—
James D. Edwards(8)	36,000	2,000	—	—
P. George Benson(9)	33,000	—	—	—
Thomas W. Crawford(10)	425,870	40,000	1.6	—
W. Bruce Swain(11)	72,128	—	—	—
Jeffrey T. Bowman(12)	275,834	—	1.1	—
David A. Isaac(13)	72,262	2,038	—	—
Kevin B. Frawley(14)	71,527	2,593	—	—

All Directors and Executive Officers as a Group (23 persons)(15)	13,528,793	12,842,974	51.5	52.0

(1)	Except as otherwise indicated in the following footnotes, the persons possessed sole voting and dispository power with respect to all shares set forth opposite their names.

(2)	Except where a percentage is specified, the person’s ownership represents less than 1% of the outstanding shares.

(3)	Includes 36,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 6, 2008.

(4)

See Note (2) to the table set forth under “Security Ownership of Certain Beneficial Owners” below with respect to the Class B Common Stock. The shares of Class A Common Stock shown as beneficially owned by Jesse C. Crawford include 53,691 shares held in trust for his son over which he has voting and shares dispository power, 379,921 shares held by Crawford Partners LP over which he shares voting and dispository power, 8,151,891 shares held in the Estate of Virginia C. Crawford over which he has voting power and shares dispository power and 3,000,000 shares held in a Grantor Retained Annuity Trust over which his spouse has sole voting and dispository power.

(5)	Includes 42,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 6, 2008.

(6)	Messrs. Lanier and Prince are directors of SunTrust Banks, Inc. Mr. Wood is Chairman, President and Chief Executive Officer of SunTrust Bank, Central Group. Messrs. Lanier, Prince and Wood disclaim any beneficial ownership in shares held by SunTrust Banks, Inc. or any of its banking subsidiaries, which shares are not reflected in the table. See “Information With Respect to Certain Business Relationships and Related Transactions” and “Security Ownership of Certain Beneficial Owners.”

(7)	Includes 39,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 6, 2008.

(8)	Includes 36,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 6, 2008.

(9)	Includes 33,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 6, 2008.

(10)	Includes 375,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 6, 2008.

(11)	Includes 35,500 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 6, 2008.

(12)	Includes 207,620 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 6, 2008.

(13)	Includes 45,500 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 6, 2008.

(14)	Includes 25,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 6, 2008.

(15)	Includes 8,585,503 shares of Class A Common Stock and 10,901,081 shares of Class B Common Stock as to which voting or dispository power is shared and 1,128,120 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 6, 2008.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information concerning each person known to the Company to be the “beneficial owner”, as such term is defined by the rules of the Securities and Exchange Commission (“SEC”), of more than 5% of the outstanding shares of Class B Common Stock of the Company as of March 6, 2008:

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class B Shares Outstanding
Jesse C. Crawford Crawford Communications, Inc. 3845 Pleasantdale Rd. Atlanta, Georgia 30340	12,783,181	(1)(2)	51.8%
Crawford Partners, L.P. 55 Park Place Atlanta, Georgia 30303	10,466,931	(1)(2)	42.4%
SunTrust Banks, Inc. c/o SunTrust Bank 55 Park Place Atlanta, Georgia 30303	2,060,455	(1)	8.3%
F & C Asset Management, plc 80 George Street Edinburgh, EHZ 3BU United Kingdom	1,698,991		6.9%
Linda K. Crawford 57 N. Green Bay Road Lake Forest, Illinois 60045	1,459,977		5.9%

(1)	The shares are held by subsidiaries of SunTrust Banks, Inc. in various fiduciary and agency capacities. SunTrust Bank has sole voting power with respect to 1,626,118 of such shares. SunTrust Bank has sole dispository power with respect to 1,675,356 of such shares and shares dispository power with respect to 385,099 of such shares. SunTrust Bank disclaims any beneficial interest in any such shares. Included in the shares beneficially owned by SunTrust Bank are 384,912 shares held in a trust over which SunTrust Bank and Jesse C. Crawford share voting and dispository power.

(2)	The shares shown as beneficially owned by Jesse C. Crawford include 49,238 shares held in trust for his son over which he has voting and shares dispository power; 10,466,931 shares held by Crawford Partners, L.P. over which he shares voting and dispository power; and 384,912 shares in a trust over which he shares voting and dispository power.

INFORMATION WITH RESPECT TO CERTAIN BUSINESS RELATIONSHIPS AND

RELATED TRANSACTIONS

For information on the Company’s Related Party Transactions Policy, please refer to the Audit Committee discussion on Page 5.

SunTrust Bank holds 2,060,455 shares of Class B Common Stock of the Company as of March 6, 2008. See “Stock Ownership Information — Security Ownership of Certain Beneficial Owners.” SunTrust Bank exercises voting authority with respect to shares of Class B Common Stock held in fiduciary capacities. SunTrust Bank is also a lender to the Company. SunTrust Bank serves as the administrative agent for the Company’s $310 million credit facility and participates in the syndication of that debt. In addition the Company also maintains a normal commercial banking relationship with SunTrust Bank, which serves as trustee and investment manager for the Crawford & Company Retirement Plan and the Crawford & Company Employee Disability Income Plan. SunTrust Bank also processes checks relating to loss fund accounts, which are used for payment of the Company’s clients’ claims. E. Jenner Wood, III, a director of the Company, is Chairman of the Board, President and Chief Executive Officer of SunTrust Bank, Central Group. The Board has determined that these relationships do not affect Mr. Wood’s independence.

EQUITY COMPENSATION PLANS

The following table sets forth certain information concerning securities authorized for issuance under equity compensation plans as of December 31, 2007. Only the Company’s Class A Common Stock is authorized for issuance under these plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation Plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	3,579,752	(1)	$7.64	(2)	4,680,314	(3)
Equity compensation plans not approved by security holders(4)	170,165		$5.18		—

	3,749,917				4,680,314

(1)	Shares issuable pursuant to the outstanding options under the Stock Option Plans (3,006,855), the Employee Stock Purchase Plan (181,453 shares), and the approved portion of the U.K. Sharesave Scheme (391,444).

(2)	Includes exercise prices for outstanding options under the Stock Option Plans, the Employee Stock Purchase Plan and the U.K. Sharesave Scheme.

(3)	Represents shares which may be issued under the Stock Option Plans (330,000 shares), the Employee Stock Purchase Plan (415,938 shares), the U.K. Sharesave Scheme (108,556), and the Executive Stock Bonus Plan (3,825,820).

(4)	Represents shares under the unapproved portion of the U.K. Sharesave Scheme (an employee stock purchase plan.)

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers, and greater than ten percent (10%) beneficial owners of the Company’s equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports are required, the Company believes that, during the year ending December 31, 2007, all of its officers, directors and greater than ten percent beneficial owners complied with applicable filing requirements.

PROPOSAL 2 — ADOPTION OF CRAWFORD & COMPANY EXECUTIVE STOCK BONUS PLAN AS AMENDED AND RESTATED MARCH 1, 2008

General.    On March 17, 2008, the Nominating/Corporate Governance/Compensation Committee of the Board of Directors adopted the Crawford & Company Executive Stock Bonus Plan as Amended and Restated March 1, 2008 (the “Plan”) attached as Appendix A. The only material difference in the Plan made by this amendment and restatement is to authorize grants of stock options under terms set forth in the Plan.

Under the Plan as amended, key employees of the Company and its subsidiaries may be granted restricted stock, performance share units, and stock options, which are collectively referred to as “Awards”. A total of 4,000,000 shares of Class A Common Stock are available for the grant of Awards under the Plan. This total includes Awards made both before and after adoption of the proposed amendments. In any calendar year, no key employee may be granted more than 250,000 shares of restricted stock, performance share units with respect to more than 250,000 shares of Class A Common Stock, or options to acquire more than 250,000 shares of Class A Common Stock.

Individuals eligible to receive Awards under the Plan are key employees of the Company and its subsidiaries as selected by the Compensation Committee. As of December 31, 2007, there were 12 executive officers and approximately 250 employees other than executive officers eligible to receive Awards under the Plan.

The table below sets forth information with respect to Awards made under the Plan to key employees during 2007.

2007 Plan Benefits

		Number of Units Granted
Name and Position	Value (1)	Restricted Stock	Performance Share Units
T.W. Crawford	$49,800	—	10,000
President and Chief Executive Officer
W.B. Swain Executive	22,410	—	4,500
Vice President – Chief Financial Officer
J.T. Bowman	22,410	—	4,500
Chief Operating Officer – Global Property & Casualty
D.A. Isaac	326,740	—	62,000
Chief Executive Officer – The Garden City Group, Inc.
K.B. Frawley	91,185	16,670	—
Executive Vice President – Financial Administrative Services
Executive Group (7 people)	147,692	15,000	12,900
Non-Executive Officer Employee Group	660,692	—	132,600

(1)	The values for equity-based awards in this column represent the cost recognized for financial statement reporting purposes for the applicable year in accordance with SFAS 123(R).

Administration.    The Plan is administered by the Nominating/Corporate Governance/Compensation Committee of the Board of Directors (the “Compensation Committee”). The Compensation Committee consists of two or more Directors who are “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The Compensation Committee determines which employees of the Company and its subsidiaries will be granted Awards and the terms of those Awards. The Compensation Committee has complete discretionary authority to interpret and administer the Plan and make changes to the terms and conditions of Awards. The Board has the authority to amend the Plan.

Performance Share Units.    A performance share unit is a bookkeeping unit that has a value equal to the fair market value of one share of Class A Common Stock. A key employee granted a performance share unit will receive an Award agreement, which will state the number of performance share units granted, the performance period and the conditions under which performance share units will be earned and vest. Payment of vested performance share units will be made in Class A Common Stock. Payment of the stock will be made by March 15 of the year following the year of vesting (unless otherwise provided in an Award Agreement), after the Compensation Committee certifies that the performance share unit is payable.

Restricted Stock.    A share of restricted stock is a share of Class A Common Stock subject to restrictions on vesting. A grant of restricted stock will be evidenced by an Award agreement, which will state the number of shares of restricted stock granted, and the conditions under which the key employee’s interest in the underlying Class A Common Stock will become vested. Cash dividends will be paid directly to the key employee holding the restricted stock. The Award agreement will specify whether a cash dividend will be subject to the same vesting restrictions as are applicable to the underlying restricted stock or whether it will be paid to the key employee at the same time as dividends are paid to Company shareholders.

Options.    A stock option confers upon an option holder the right to purchase Class A Common Stock at a specified price, subject to such restrictions on vesting as the Compensation Committee may determine. The Plan authorizes grants of two types of stock options: incentive stock options and non-qualified stock options. A stock option grant will be evidenced by an Award agreement stating the terms and conditions under which the option will vest and be exercisable. In general, the Plan awards all options at fair market value as of the grant date and no option granted under the Plan will have a term exceeding ten years.

Vesting and Performance Goals.    The vesting conditions for Awards may relate to employment, performance goals or other conditions. Performance goals are established by the Compensation Committee from one or more of the following business criteria that are to be achieved during a performance period: (1) revenue growth, (2) operating earnings and margin, (3) operating cash flow, (4) client satisfaction, (5) market share, (6) earnings per share, (7) return on equity, or (8) any other business criteria as may be determined by the Compensation Committee. Performance goals may be based on (i) Company wide performance, (ii) performance of a subsidiary, division, region, department, function, branch, facility, or other operational unit of the Company, (iii) individual performance or (iv) any combination of the above. The vesting of an Award may also be based on the key employee’s achievement of an individual performance goal. The Compensation Committee has complete discretionary authority to determine whether an Award is intended to comply with the requirements of Section 162(m) of the Code and the regulations thereunder as “performance-based” compensation.

Non-Transferability.    Awards are not transferable except by will or the laws of descent and distribution. During the key employee’s lifetime, Awards may be exercised only by the key employee.

Change in Capitalization.    If there is a reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or similar event, then appropriate adjustments will be made by the Compensation Committee to the number and kind of shares available for issuance as Awards and to the number and kind of shares allocated to unvested Awards granted prior to such change.

Corporate Transactions.    Unless otherwise provided in an Award agreement, upon the consummation of (a) dissolution or liquidation of the Company, (b) a sale of all or substantially all of the assets of the Company, (c) a reorganization, merger or consolidation of the Company with one or more corporations where the Company is not the surviving or resulting corporation, or (d) a reverse merger in which the Company is the surviving corporation but the shares of Class A Common Stock outstanding immediately prior to the merger are converted by virtue of the merger to other property (collectively, a “Terminating Event”), any Award granted prior to the Terminating Event will vest in full and the payment for a performance share unit will be prorated for the period of time that has elapsed from the beginning of the performance period until the time of the Terminating Event.

Term of Plan.    The Plan will continue for a period of 10 years from the date of its original adoption on May 3, 2007, unless it is earlier terminated by the Board.

Federal Income Tax Consequences.    A description of the United States federal income tax consequences of participation in the Plan under present law is set forth below. This is only a general summary based on current federal income tax laws, regulations, and judicial and administrative interpretations thereof. The federal income tax laws and regulations are frequently amended, and such amendments may or may not be retroactive with respect to transactions described herein.

Performance Share Units.    A key employee will not be subject to tax upon the grant of a performance share unit. The key employee will generally recognize ordinary income equal to the fair market value of the Class A Common Stock received as payment on a performance share unit in the year that such shares are transferred to him or her. If the performance share unit is forfeited, the key employee will not recognize any income. The Company will withhold for any applicable federal, state and local income and employment taxes. The Company is entitled to a deduction equal to the amount the key employee includes in ordinary income in the year of such inclusion.

Restricted Stock.    A key employee generally will not be subject to income tax upon the grant of restricted stock. When the restricted stock vests, the key employee will recognize ordinary income in an amount equal to the fair market value of the Class A Common Stock underlying the restricted stock award on the date of vesting. If the restricted stock is forfeited, the key employee will recognize no income. Any cash dividends paid on restricted stock will be taxed as ordinary income in the year the cash dividend is received. Stock dividends that are subject to vesting restrictions will be taxed as ordinary income in the year they vest. Stock dividends paid directly to the key employee will be taxed as ordinary income in the year received by the key employee.

A key employee may elect under section 83(b) of the Code (no later than 30 days after the date of grant) to recognize the fair market value of the shares of restricted stock as ordinary income at the time the restricted stock award is granted. A key employee who makes such an election will not recognize ordinary income when the restricted stock award vests, but if the restricted stock award is subsequently forfeited, the key employee will not be allowed a deduction. Further, if the key employee makes such an election, any dividend paid on restricted stock will be taxed as dividend income in the tax year that the dividend is received. The Company will withhold for any applicable federal, state and local income and employment taxes. The Company will be entitled to a deduction equal to the amount the key employee includes in his or her ordinary income in the year of such inclusion.

Incentive Stock Options.    A key employee generally will not be subject to income tax upon the grant or the exercise of an incentive stock option. Instead, the key employee will owe income tax after the employee disposes of the stock acquired by exercising the option. The tax owed will depend on the length of time the key employee has held the stock after exercise but before disposal of the stock received on exercise.

If the key employee holds stock received on exercise for at least two years from the date of the grant, and one year from the receipt of the stock, the employee will be taxed at the long-term capital gains rate on the spread between the exercise price and the disposition price. If the key employee has not held the stock received on exercise for at least two years from the date of the grant and at least one year from receipt of the stock, the employee will be taxed at ordinary income tax rates on the spread between the exercise price and the fair market value of the stock on the exercise date. In general, the Company cannot take a tax deduction respecting an option on which the employee satisfies the holding periods described above.

Additionally, the spread between an incentive stock option’s exercise price and the fair market value of the stock on the date of exercise constitutes a preference for purposes of calculating the key employee’s alternative minimum tax liability.

Non-Qualified Stock Options.    A key employee will generally not be subject to income tax upon the grant of a non-qualified stock option. On exercise of the non-qualified stock option, the key employee will recognize ordinary taxable income equal to the spread between the exercise price and the fair market value of the stock on the date of exercise. If the key employee continues to hold the stock following exercise, the key employee’s tax basis in the exercised stock will generally be equal to (i) the cash paid, increased by (ii) any amount included in the key employee’s income by virtue of exercising the option. The stock received on exercise will be taxed at upon subsequent disposition at capital gain rates, depending on how long after exercise the key employee holds the stock.

The Company will withhold for any applicable federal, state and local income and employment taxes. The Company will be entitled to a tax deduction equal to the amount the key employee includes in his or her ordinary income by virtue of exercising a non-qualified stock option.

Section 409A.    The Company intends for Awards to comply, to the extent applicable, with Section 409A of the Code. However, if an Award is subject to Section 409A and if such Award does not meet the requirements of Section 409A, the key employee will include in gross income in the first year of the failure, any compensation deferred with respect to the Award for that year and all previous years (and earnings), to the extent not previously included in income and not subject to a substantial risk of forfeiture. The Company will receive a corresponding deduction for the amount included in the key employee’s income. The key employee also will be subject to an additional 20% tax on the amount included in income, as well as interest at the federal income tax underpayment rate plus 1% on the amounts that would have been included in income if the deferral had been included in the key employee’s income in the year deferred, or if later, the year the Award is no longer subject to a substantial risk of forfeiture.

The Board of Directors unanimously recommends a vote FOR the approval of the Crawford & Company Executive Stock Bonus Plan.

PROPOSAL 3 — RATIFICATION OF INDEPENDENT AUDITORS

Ernst & Young LLP has been selected by the Audit Committee of the Board of Directors to serve as independent auditors for the Company for the fiscal year 2008. Although the selection and appointment of independent auditors is not required to be submitted to a vote of shareholders, the Board of Directors has decided, as in the past, to ask the Company’s shareholders to ratify this appointment. Despite the selection of Ernst & Young LLP as the Company’s independent auditors and the ratification by the shareholders of that selection, the Audit Committee has the power at any time to select another auditor for 2008, without further shareholder action. A representative of Ernst & Young LLP will be present at the meeting and will be given an opportunity to make a statement, if he or she desires, and to respond to questions. In addition, a report of the Audit Committee in connection with the independence of the auditors, as well as other matters, follows the Board’s recommendation on this matter below.

Fees Paid to Ernst & Young LLP

In addition to performing the audit of the Company’s consolidated financial statements, Ernst & Young LLP provides some other permitted services to the Company and its foreign and domestic subsidiaries. Ernst & Young LLP has advised the Company that it has billed or will bill the Company the below indicated amounts for the following categories of services for the years ended December 31, 2007 and 2006:

	2007	2006
Audit fees(1)	$2,898,417	$2,835,000
Audit related fees(2)	15,711	311,000
Tax fees(3)	281,398	237,000
All other fees	—	—

Total	$3,195,526	$3,383,000

(1)	Audit fees include annual financial statement audit, the audit of internal control over financial reporting, and statutory audits required internationally.

(2)	Audit related fees include: employee benefit plan audits, SAS 70 reports, accounting consultations, and attest services related to acquisitions.

(3)	Tax fees consist principally of professional services rendered by Ernst & Young LLP for tax compliance and tax planning and advice.

The Audit Committee reviews and pre-approves in addition to all audit services, all non-audit services provided by the independent auditor. On an ongoing basis, management communicates specific projects and categories of services to the Audit Committee on which advance approval is requested. The Audit Committee reviews these requests and votes by resolution its approval or rejection of such non-audit services after due deliberation.

The Board of Directors unanimously recommends a vote FOR the approval of Ernst & Young LLP as the Company’s independent auditors for 2008.

AUDIT COMMITTEE REPORT

In fulfilling its responsibilities to review the Company’s financial reporting process, the Audit Committee has reviewed and discussed with the Company’s management and the independent auditors the audited financial statements to be contained in the Annual Report on Form 10-K, for the fiscal year ended December 31, 2007. Management is responsible for the financial statements and the reporting process, including the system of internal controls. Independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Audit Standards No. 61, Communications with Audit Committee, as amended. In addition, the

Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosure required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In determining the independence of the auditors, the Audit Committee has considered, among other matters, whether the provision of services, other than those related to the audit of the Company’s annual financial statements, is compatible with maintaining the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee further discussed those items contained in NYSE Listing Rules Section 303(A)(6) and otherwise complied with the obligations stated therein. The Audit Committee held five meeting during fiscal year 2007.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission. The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for 2008, with this selection to be ratified by the shareholders.

JAMES D. EDWARDS, CHAIRMAN

J. HICKS LANIER

LARRY L. PRINCE

ROBERT T. JOHNSON

SHAREHOLDER PROPOSALS

Any shareholder proposal to be presented at the 2009 Annual Meeting of the Shareholders must be received by the Company no later than November 28, 2008 for inclusion in the proxy statement for that meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934. Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934 and the By-laws of the Company, the Board of Directors may exercise discretionary voting authority at the 2009 Annual Meeting under proxies it solicits to vote on a proposal made by a shareholder that the shareholder does not seek to include in the Company’s proxy statement pursuant to Rule 14a-8, unless the Company is notified about the proposal prior to November 28, 2008 and the shareholder satisfies the other requirements of Rule 14a-4(c).

OTHER MATTERS

The minutes of the Annual Meeting of Shareholders held on May 3, 2007 will be presented at the Annual Meeting, but it is not intended that action taken under the Proxy will constitute approval of the matters referred to in such minutes. The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters come before this meeting, however, the persons named in the Proxy will vote such Proxy in accordance with their judgment on such matters.

March 28, 2008

APPENDIX A

CRAWFORD & COMPANY

EXECUTIVE STOCK BONUS PLAN

AS AMENDED AND RESTATED MARCH 1, 2008

CRAWFORD & COMPANY

EXECUTIVE STOCK BONUS PLAN

AS AMENDED AND RESTATED MARCH 1, 2008

SECTION  1.    Background.    The Board of Directors of Crawford & Company, a Georgia corporation, adopted the Crawford & Company Executive Stock Bonus Plan, pursuant to which certain of the Key Employees of the Company and Subsidiary Corporations could be granted Restricted Stock and Performance Share Units, effective March 1, 2005 (the “Original Plan”). The Plan, as set forth in this document, is an amendment and restatement of the Original Plan, adopted by the Board as of March 1, 2008. The Plan, as so amended and restated, provides also for the grant of Options to certain Key Employees. The amended and restated Plan will be effective as of the date it is approved by the shareholders of the Company. Notwithstanding anything to the contrary herein, no Option shall be granted under the Plan until shareholder approval of the Plan has been obtained; and provided further, that if shareholder approval of the Plan is not received within twelve (12) months after its adoption by the Board, the Plan, as amended and restated, shall be rescinded and the Original Plan shall continue without modification or interruption, as if this amendment and restatement had never been adopted.

SECTION  2.    Purpose of Plan.    The purpose of the Plan is to strengthen the Company and those corporations which are or later become Subsidiary Corporations, by providing to specific Key Employees added incentives for high levels of performance and to encourage stock ownership in the Company.

SECTION  3.    Definitions:

(a) “Award” means a Restricted Stock, Performance Share Unit or Option award.

(b) “Award Agreement” means the document that sets forth the terms and conditions of an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Code Section 409A” means Section 409A of the Code and all applicable regulations and other guidance issued under or related to Section 409A of the Code.

(f) “Committee” means the Nominating/Corporate Governance/Compensation Committee of the Board, or such other or successor committee as the Board may, from time to time, establish.

(g) “Company” means Crawford & Company, a Georgia corporation, and any successor to such corporation.

(h) “Covered Employee” means, with respect to any grant of an Option or Performance Share Unit, a Key Employee who the Committee determines is, or may be or become, a “covered employee” as defined in Section 162(m)(3) of the Code for a year.

(i) “Fair Market Value” means (1) the closing price for a share of Stock on the New York Stock Exchange (or if Stock is no longer traded on the New York Stock Exchange, on the exchange or quotation system which reports or quotes the closing price for a share of Stock) as accurately reported for any date (or, if no shares of Stock are traded on such date, for the immediately preceding date on which shares of Stock were traded) in The Wall Street Journal (or if The Wall Street Journal no longer reports such price, in a newspaper or trade journal selected by the Committee) or (2) if no such price quotation is available, the price which the Committee, acting in good faith, determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts. Notwithstanding the foregoing, any determination of Fair Market Value shall be consistent with Code Section 409A to the extent applicable.

(j) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(k) “Individual Performance Goals” means the goal or goals, if any established by the Committee for individual performance measures, based on such objective or subjective criteria as the Committee deems appropriate.

(l) “Key Employee” means a salaried employee of the Company or a Subsidiary Corporation, as selected by the Committee.

(m) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(n) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option awarded in accordance with Section 9 of this Plan.

(o) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(p) “Participant” means any Key Employee awarded an Award.

(q) “Performance Goal” means the goal or goals, if any, established by the Committee based on one or more of the following business criteria that are to be achieved during a performance period determined by the Committee: (1) revenue growth; (2) operating earnings and margin; (3) operating cash flow; (4) client satisfaction; (5) market share; (6) earnings per share; (7) return on equity; or (8) any other business criteria as may be determined by the Committee. Performance Goals may be based (as the Committee deems appropriate) on (i) Company-wide (including Subsidiary Corporations) performance, (ii) performance of a subsidiary, division, region, department, function, branch, facility or other operational unit of the Company, (iii) individual performance (if applicable), or (iv) any combination of the foregoing. Performance Goals may be set in any manner determined by the Committee, including looking to achievement on an absolute basis or on a relative basis to prior periods or in relation to peer group, indexes or other external measure of the selected criteria. When the Committee sets Performance Goals, the Committee shall establish the objective rules that the Committee will use to determine the extent, if any, that Performance Goals have been met. In establishing any such objective rules, the Committee may, to the extent it deems appropriate, take into account any extraordinary or one-time or other non-recurring items of income or expense or gain or loss or any events, transactions or other circumstances that the Committee deems relevant in light of the nature of the Performance Goals set for the Key Employee or the assumptions made by the Committee regarding such goals. With respect to awards to Covered Employees that are intended to comply with the requirements of Section 162(m) of the Code for “performance-based” compensation, any such adjustments shall be made in a manner consistent with such requirements.

(r) “Performance Share Unit” means a unit granted pursuant to Section 7 of this Plan, the value of which is equal to the Fair Market Value of one share of Stock and which is payable in Stock.

(s) “Plan” means this Crawford & Company Executive Stock Bonus Plan as Amended and Restated March 1, 2008, and as further amended from time to time.

(t) “Restricted Stock” means Stock granted in accordance with Section 8 of this Plan.

(u) “Stock” means the Class A common stock of the Company.

(v) “Subsidiary Corporation” means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company.

(w) “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or a subsidiary corporation.

(x) “Terminating Event” shall have the meaning ascribed to such term in Section 12 of this Plan, unless otherwise provided in an Award Agreement.

SECTION  4.    Eligibility.    Key Employees, who have been selected by the Committee as provided in Section 5, will be eligible to receive Awards.

SECTION  5.    Administration and Grant of Awards.    The Plan will be administered by the Committee consisting of two or more directors appointed by the Board who are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (“Rule 16b-3”)) and “outside directors” (within the meaning of Section 162(m) of the Code). Subject to the express provisions of the Plan, the Committee will have complete authority to determine those Key Employees to whom the Awards may be granted and the time or times, and the price at which, Awards may be granted or exercised, the vesting periods, the number of shares subject to each Award and, with respect to Options, whether an Option will be granted as a Non-Qualified Stock Option or as an Incentive Stock Option. Subject to the express provisions of the Plan, the Committee will also have complete authority to interpret the Plan and all Award Agreements, to prescribe, amend and rescind rules and regulations consistent with the Plan and relating to it, to determine the terms and provisions of each Award Agreement (which need not be the same), to determine the rights and obligations of Participants under the Plan and all Award Agreements, and to make all other determinations necessary or advisable in the administration of the Plan. The Committee may delegate to executive officers of the Company the authority, subject to such terms as the Committee shall determine, to exercise such authority and perform such functions, including, without limitation, the selection of Participants and the grant of Awards, as the Committee may determine, to the extent permitted under Rule 16b-3; provided, however, that the Committee may not delegate the authority to grant Awards, perform such functions or make any determination affecting or relating to the executive officers of the Company. Any action of the Committee or its delegate shall be binding on the Company, each Subsidiary Corporation on each affected Key Employee and on each other person directly or indirectly affected by such action.

SECTION  6.    Shares Subject to the Plan and Award Limits.

(a) Share Reserve and Award Limits. There shall be 4,000,000 shares of Stock authorized for issuance under the Original Plan and this Plan in the aggregate. The Committee will determine the number of shares of Restricted Stock, Performance Share Units and/or Options awarded to a Participant. However, no Key Employee shall be granted more than 250,000 shares of Restricted Stock in any calendar year, no Key Employee shall be granted Performance Share Units with respect to more than 250,000 shares of Stock in any calendar year, and no Key Employee shall be granted in any calendar year Options to acquire more than 250,000 shares of Stock. Notwithstanding any other provisions of the Plan to the contrary, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to Non-Qualified Stock Options is 1,000,000 shares of Stock, and the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to Incentive Stock Options is 1,000,000 shares of Stock. More than one Award may be granted to the same Key Employee. The number of shares of Stock described above shall be subject to increase or decrease pursuant to the provisions of Section 11 of the Plan.

(b) Reversion of Shares to the Share Reserve. Any shares of Stock subject to an Award that remain unissued after the cancellation, expiration or exchange of the Award; any shares subject to an Award that are forfeited or cancelled; and any shares reflected by a Performance Share Unit or Option that are not issued due to the failure to satisfy any vesting conditions with respect to such Performance Share Unit or Option, shall be available for use in future grants under this Plan. In addition, any shares of Stock tendered to satisfy a withholding obligation shall be available for use in future grants under this Plan.

SECTION  7.    Performance Share Units.

(a) Committee Action. The Committee acting in its absolute discretion may grant Performance Share Units to Key Employees from time to time. Each such Performance Share Unit grant shall be evidenced by an Award Agreement, which shall set forth the number of Performance Share Units granted to the Key Employee and the performance period for the Award and shall describe the conditions under which the Performance Share Units will vest and be paid and such other terms and conditions of the grant as the Committee acting in its absolute discretion deems appropriate.

(b) Vesting. The Committee acting in its absolute discretion may make Performance Share Units subject to one or more employment, performance or other vesting conditions (including, without limitation, Performance Goals and Individual Performance Goals) that the Committee deems appropriate for Key Employees generally or for a Key Employee in particular, and the related Award Agreement shall set forth each vesting condition and the deadline for satisfying the same.

(c) No Adjustment for Cash Dividends. Except for dividend equivalent adjustments made by the Committee for stock dividends in accordance with Section 11, there shall be no adjustment to Performance Share Units for dividends paid by the Company.

(d) Payment of Performance Share Units. Except as otherwise provided in an Award Agreement, payment of the entire vested Performance Share Unit or, if the Award provides for partial vesting, the entire vested portion of such Performance Share Unit, will be made in Stock between January 1 and March 15 of the calendar year following the year in which the Performance Share Units first become vested, after the Committee certifies that such Award or portion of an Award is payable.

SECTION  8.    Restricted Stock.

(a) Committee Action. The Committee acting in its absolute discretion may grant Restricted Stock to Key Employees from time to time and may make Restricted Stock grants in exchange for the cancellation of an outstanding Restricted Stock grant. Each grant of Restricted Stock shall be evidenced by an Award Agreement, which shall describe the conditions under which the Key Employee’s interest in the underlying Stock will become nonforfeitable, consistent with Section 8(b) below.

(b) Forfeiture Conditions. The Committee acting in its absolute discretion may make the forfeiture of Restricted Stock subject to the satisfaction of any conditions (including, without limitation, Performance Goals) that the Committee deems appropriate for Key Employees generally or for a Key Employee in particular, and the Award Agreement shall describe each such condition and the deadline for satisfying each such condition. A Key Employee’s nonforfeitable interest in Restricted Stock shall depend on the extent he or she timely satisfies each forfeiture condition. The Company or its agent may retain custody of the Restricted Stock pending the satisfaction of any forfeiture conditions applicable thereto.

(c) Dividends and Voting Rights. Any cash dividend declared on Restricted Stock shall be paid directly to the Key Employee holding such Restricted Stock. The Award Agreement shall specify whether a Stock dividend shall be treated as (1) Restricted Stock, and a Key Employee’s interest in such Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Restricted Stock is forfeited or becomes nonforfeitable or (2) in the same manner as a cash dividend and shall be transferred to the Key Employee on the date(s) such dividends are payable to the Company’s shareholders generally. The disposition of each other form of dividend declared on Restricted Stock shall be made in accordance with such rules as the Committee shall adopt. A Key Employee shall have the right to vote Restricted Stock, to the extent such Restricted Stock has voting rights.

(d) Satisfaction of Forfeiture Conditions. Shares of Stock shall cease to be Restricted Stock at such time as provided in the Award Agreement.

SECTION  9.    Options.

(a) Committee Action. The Committee acting in its absolute discretion may grant Options to Key Employees from time to time. Each such Option grant shall be evidenced by an Award Agreement, which shall set forth the number of shares of Stock subject to the Option and which shall describe the conditions under which the Option will vest and become exercisable and such other terms and conditions of the grant as the Committee acting in its absolute discretion deems appropriate. All options shall be separately designated Incentive Stock Options or Non-Qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Stock purchased upon exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(b) Term. In the absence of a provision to the contrary in the individual Optionholder’s Award Agreement, and subject to the provisions of Section 9(d) of the Plan regarding grants of Incentive Stock Options to Ten Percent Shareholders, the term of the Option shall be 10 years from the date it was granted.

(c) Service Recipient Stock. Non-Qualified Stock Options may be granted only with respect to “service recipient stock” as such term is used in Code Section 409A.

(d) Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten (110%) of the Fair Market Value of the Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and the Subsidiary Corporations) exceeds one hundred thousand dollars ($100,000), or such other limit as may be set by applicable law, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

(f) Exercise Price of an Incentive Stock Option. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Stock subject to the Option on the date the Option is granted (or less than one hundred and ten percent (110%) in the case of a Ten Percent Shareholder).

(g) Exercise Price of a Non-Qualified Stock Option. The exercise price of each Non-Qualified Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Stock subject to the Option on the date the Option is granted.

(h) Method of Exercise. The exercise of an Option shall be made by giving notice delivered in person or by mail to the person designated by the Company, specifying the number of shares of Stock to be purchased accompanied by payment therefor. Unless otherwise provided in an Award Agreement, when an Option is being exercised only in part, not less than fifty (50) shares of Stock may be covered by any such partial exercise.

(i) Consideration.

(i) The purchase price of Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by check at the time the Option is exercised or (b) at the discretion of the Committee (1) by delivery to the Company of other shares of Stock (subject to such requirements as may be imposed by the Committee), (2) if there is a public market for the Stock at such time, and to the extent permitted by applicable law, pursuant to a “same day sale” program that results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, (3) by any other form of consideration permitted by law, but in no event shall a promissory note or other form of deferred payment constitute a permissible form of consideration for an Option granted under the Plan, or (4) by some combination of the foregoing. In each such case, the combination of any cash and property used to pay the purchase price shall have a Fair Market Value on the exercise date equal to the applicable exercise price.

(ii) Unless otherwise specifically provided in the Award Agreement, the purchase price of Stock acquired pursuant to an Award that is paid by delivery to the Company of other Stock, which Stock was acquired, directly or indirectly from the Company, shall be paid only by shares of the Stock that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a supplemental charge to earnings for financial accounting purposes).

(iii) Whenever a Participant is permitted to pay the exercise price of an Option and/or taxes relating to the exercise of an Option by delivering Stock, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirements by presenting proof of beneficial ownership of such Stock, in which case the Company shall treat the Option as exercised or redeemed without further payment and shall withhold such number of shares of Stock from the Stock acquired under the Option. When necessary to avoid a supplemental charge to earnings for financial accounting purposes, any such withholding for tax purposes shall be made at the statutory minimum rate of withholding.

(j) Vesting Generally. Options granted under the Plan shall be exercisable at such times and upon such terms and conditions as may be determined by the Committee. The vesting provisions of individual Options may vary.

(k) Termination of Options. Any Option or portion thereof that is not vested or that has not been exercised at the end of the term of the Option described in Section 9(d) of this Plan or at the time of termination of an Optionholder’s employment with the Company and all Subsidiary Corporations shall lapse and terminate, and shall not be exercisable by the Optionholder or any other person, unless otherwise provided for in the Award Agreement.

(l) No Repricing of Options. The Committee shall have no authority to make any adjustment or amendment (except as provided in Section 11 of this Plan), and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company’s shareholders shall have approved such adjustment or amendment.

SECTION  10.    Non-Transferable.    No Award will be assignable or transferable except by will or by laws of descent and distribution. Any other attempted assignment or transfer, or any attempted pledge, hypothecation or other disposition of, or levy of any execution, attachment or similar process upon any Award will be null and void and without effect.

SECTION  11.    Change in Capitalization.    If the outstanding shares of Stock are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment will be made in the number and kind of shares as to which Awards may be granted. A corresponding adjustment changing the number or kind of shares, and the exercise price per share, allocated to unvested or unexercised Awards, or portions thereof, which will have been granted prior to any such change will likewise be made. Any such adjustment, however, in an outstanding Option will be made without change in the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the number of shares and price for each share subject to the Option. Adjustments under this Section will be made by the Board or the Committee, whose determination as to what adjustments will be made, and to the extent thereof, will be final and conclusive. No fractional shares of Stock will be issued under the Plan on account of any such adjustment. Any actions taken under this Section 11 shall be made in accordance with any applicable provisions of Code Section 409A, including without limitation restrictions with regard to the adjustment of stock options that are considered exempt from Code Section 409A.

Section  12.    Corporate Transactions.    Except as otherwise provided in an Award Agreement, upon the consummation of (a) the dissolution or liquidation of the Company, (b) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving or resulting corporation, (c) a sale of substantially all of the assets of the Company to another person, or (d) a reverse merger in which the Company is the surviving corporation but the shares of the Stock outstanding immediately preceding the merger are converted by virtue of the merger to other property (a “Terminating Event”), any Award granted prior to the Terminating Event will vest in full and a Performance Share Unit Award shall be paid out as if all of the Performance Goals, Individual Performance Goals or other vesting conditions had been satisfied in full, but prorated for the period of time that has elapsed from the beginning of the performance period for such Award until the consummation of the corporate transaction described in this Section 12.

SECTION  13.    Disposition of Shares.    Any Participant who acquires Stock pursuant to an Award will, so long as he or she remains an employee of the Company or Subsidiary Corporation, be obligated to advise the Company in the case of each sale or other disposition of any Stock so acquired, such advice to be given to the Company immediately upon the occurrence of any such sale or other disposition.

SECTION  14.    Award Agreement.    Each Award granted will be evidenced by a written Award Agreement executed by the Company, and will contain each of the provisions and agreements herein specifically required to be contained therein, and in addition it may contain other terms and conditions as the Committee may deem desirable and which are not inconsistent with the Plan.

SECTION  15.    Amendment of Plan.    The Board may make changes in the Plan, and the Committee may, with consent of the Participant, make changes in the terms and conditions of his or her Award, as they will deem advisable; provided, however, an Award may be amended by the Committee unilaterally to the extent the Committee deems it necessary to comply with Code Section 409A; and, provided further, in the event any changes in the Plan would require shareholder approval under applicable law or stock exchange rules, such changes shall be subject to shareholder approval.

SECTION  16.     Termination of Plan.    The Plan will continue until May 3, 2017; provided however, that the Board may terminate the Plan at any time within its absolute discretion. No such termination, other than as provided for in Section 12, Corporate Transactions, will in any way affect any Award then outstanding.

SECTION  17.     Applicable Law; Severability; Interpretation.    The Plan will be construed, administered, and governed in all respects in accordance with the laws of the State of Georgia. If any provision of the Plan will be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan will continue to be fully effective. For purposes of this Plan, references to the masculine shall include the feminine, reference to the singular shall include the plural, and references to the plural shall include the singular.

SECTION  18.    Shares Reserved.    The Company will at all times during the term of the Plan reserve and keep available the number of shares of Stock as will be sufficient to satisfy the requirements of the Plan, and will pay all fees and expenses necessarily incurred by the Company in connection therewith.

SECTION  19.    No Shareholder Rights.    Except as provided in Section 8, Restricted Stock, no Participant shall have any rights as a shareholder of the Company as a result of the grant of an Award to him or her under this Plan or his or her exercise of such Award pending the actual delivery of Stock subject to such Award to such Participant.

SECTION  20.    No Contract of Employment.    The grant of an Award under this Plan shall not constitute a contract of employment and shall not confer on a Participant any rights in connection with the termination of his or her employment in addition to those rights, if any, expressly set forth in the Award Agreement that evidences his or her Award.

SECTION  21.    Titles.    Titles are provided in this Plan for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

SECTION  22.    Securities Registration.    Each Award Agreement shall provide that, upon the receipt of Stock, the Key Employee shall, if so requested by the Company, (a) hold such Stock for investment and not with a view of resale or distribution to the public and (b) deliver to the Company a written statement satisfactory to the Company to that effect. As for Stock issued pursuant to this Plan, the Company at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to a Key Employee under the 1933 Act or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to a Key Employee; however, the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by a Key Employee.

SECTION  23.    Withholding.    Each Award shall be made subject to the condition that the Key Employee consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, that the Committee in its discretion deems applicable to the exercise of such Award or the satisfaction of any forfeiture or vesting conditions with respect to such Award. A Key Employee may elect to satisfy such minimum federal and state tax withholding requirements through a reduction in the number of shares of Stock actually transferred to him or to her under this Plan. No withholding shall be effected under this Plan that exceeds the minimum statutory federal and state withholding requirements.

SECTION  24.    Other Conditions.    Each Award Agreement may require that a Key Employee enter into any agreement or make such representations prepared by the Company, including any agreement that restricts the transfer of Stock acquired pursuant to such Award or provides for the repurchase of such Stock by the Company under certain circumstances.

SECTION  25.    Rule 16b-3.    The Committee shall have the right to amend any Award or to withhold or otherwise restrict the transfer of any Stock under this Plan to a Key Employee as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the Securities Exchange Act of 1934 might be applicable to such grant or transfer.

SECTION  26.    Performance-Based Compensation under Section 162(m) of the Code.    The Committee shall have full and absolute discretion to determine whether an Award granted under this Plan is intended to comply with the requirements of Section 162(m) of the Code and the regulations thereunder as “performance-based” compensation. Unless otherwise expressly stated in an Award Agreement, each Option and Performance Share Unit granted to a Covered Employee under the Plan is intended to be “performance-based” compensation and the Committee shall interpret and administer the provisions of the Plan and Award Agreements in a manner consistent therewith. Furthermore, if any provision of the Plan or of any such Award Agreement does not comply or is inconsistent with the requirements of Section 162(m) of the Code for “performance-based” compensation, such provision shall be deemed amended to the extent necessary to conform to such requirements. With respect to any Award intended to so qualify as “performance-based” compensation, the Committee may provide that such Award shall be subject to the additional terms and conditions of the Crawford & Company 2007 Management Team Incentive Compensation Plan, as approved by the Company’s shareholders at the 2007 annual meeting of shareholders of the Company.

SECTION  27.    Code Section 409A.    It is the intent of the Company that the operation and administration of the Plan and all Award Agreements under the Plan comply with Code Section 409A to the extent applicable, and not cause the acceleration of taxation, or the imposition of penalty taxes or interest, under Code Section 409A. Notwithstanding anything in the Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” as such term is used in Code Section 409A, then any payment to the Participant described in the Plan or an Award Agreement upon his or her termination of employment that is not exempt from Code Section 409A, and that constitutes “deferred compensation” under Code Section 409A that is payable on account of “separation from service” (within the meaning of Code Section 409A), and that is otherwise payable within 6 months after Participant’s separation from service, shall instead be made on the date 6 months after such separation from service.

APPENDIX B

Excerpt from the Crawford & Company Corporate Governance Guidelines

Relating to Director Independence Standards

A majority of the directors will be independent directors under the New York Stock Exchange (the “NYSE”) corporate governance listing standards, as in effect from time to time. The Board believes that directors who do not meet the NYSE’s independence standards also make valuable contributions to the board and to the company by reason of their experience and wisdom. To be considered independent under the proposed NYSE rules, the director must be determined, by resolution of the Board as a whole, after due deliberation, to have no material relationship with the Company other than as a director. The board has established the following categorical independence standards to assist it in determining director independence.

1.	In no event will a director be considered “independent” if, within the preceding three years:

•	the director was employed by the Company or any of its direct or indirect subsidiaries,

•	an immediate family member of the director was employed by the Company or any of its direct or indirect subsidiaries as an executive officer,

•

the director or any immediate family member received more than $100,000 per year in direct compensation from the Company or any of its direct or indirect subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (as long as such compensation is not contingent in any way on continued service),

•	the director was employed by or affiliated with the Company’s present or former independent auditor or internal auditor,

•	an immediate family member of the director was employed in a professional capacity by the Company’s present or former independent auditor or internal auditor,

•

an executive officer of the Company was on the compensation committee of the board of directors of a company that employed either the director or an immediate family member of the director as an executive officer, or

•

the director was an executive officer or an employee, or an immediate family member of the director was an executive officer, of a company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million, or 2% of the other company’s consolidated gross revenues.

2.	The following relationships will not be considered to be material relationships that would impair a director’s independence:

•

if a director is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of the indebtedness is less than one percent of the total consolidated assets of the indebted company, and

•

if a director serves as an executive officer, director or trustee, or an immediate family member of the director serves as an executive officer, of a charitable organization and the Company’s charitable contributions to the organization in any of the last three fiscal years, in the aggregate, are less than (1) one percent of that organization’s latest publicly available consolidated gross revenues (or annual charitable receipts, if revenue information is not available) or (2) $50,000, whichever is greater.

The Company will not make any personal loans or extensions of credit to directors or executive officers. No director or family member may provide personal services for compensation to the company.

B-1

CRAWFORD & COMPANY

PROXY

Annual Meeting of Shareholders To Be Held May 6, 2008. This Proxy is Solicited by the Board of Directors.

The undersigned hereby appoints J. T. Bowman, W. B. Swain and A. W. Nelson, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Class B Common Stock of Crawford & Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Crawford & Company to be held in the Home Office Building of Crawford & Company, 1001 Summit Boulevard, N.E., Atlanta, Georgia on May 6, 2008 at 2:00 P.M., and at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement and upon any other business that may properly come before the meeting or any adjournment or postponement thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting. Said proxies are directed to vote on the matters described in the accompanying Proxy Statement as follows, and otherwise in their discretion:

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, AND 3.

1. Proposal to elect the ten (10) nominees listed below as Directors (except as indicated to the contrary below).

☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

☐	FOR ALL EXCEPT (see instructions below)

NOMINEES: J. H. Lanier, J. C. Crawford, L. L. Prince, E. J. Wood, III, C. H. Ridley, R. T. Johnson, J. D. Edwards, T. W. Crawford, P. G. Benson and J. T. Bowman.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee mark “FOR ALL EXCEPT,” write the name of each nominee you wish to withhold in the space provided below)

PROPOSAL

2. Proposal to approve the adoption of the Crawford & Company Executive Stock Bonus Plan as Amended and Restated March 1, 2008.
☐ FOR ☐ AGAINST ☐ ABSTAIN

3. Proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the 2008 fiscal year.

☐ FOR ☐ AGAINST ☐ ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED ABOVE, OR IF NO DIRECTION IS INDICATED,

WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS AS SET FORTH ABOVE.

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated March 28, 2008.

Dated: , 2008

Signature of Shareholder

IMPORTANT: Please date this Proxy and sign exactly as your name or names appear hereon. If shares are held jointly, signatures should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.